   UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☒ Preliminary Information Statement

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NATIONAL REALTY AND MORTGAGE, INC.
 (Name of the Registrant as Specified in its Charter)

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December     , 2007

INFORMATION STATEMENT

NATIONAL REALTY AND MORTGAGE, INC.
Daqing Hi-Tech Industry Development Zone
Daqing, Heilongjiang, Post Code 163316
People’s Republic of China

GENERAL

This Information Statement is being distributed on or about December 21, 2007 to the holders of record of the Common Stock, par value $.0000001 (the “ Common Stock ” ), of National Realty and Mortgage, Inc., a Nevada corporation (the “Company”), at the close of business on July 26, 2007 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Information Statement informs shareholders of actions taken and approved on June 28, 2007 by written consent of the holders of a majority of the outstanding shares of the Company’s common stock and the Company’s Series A Convertible Preferred Stock, voting together as a single class, and the holder of more than 75% of the outstanding shares of the Company’s Series B Convertible Preferred Stock (collectively, the “Majority Shareholders”), to amend and restate the Articles of Incorporation of the Company (the “Amendment”):

•	to change the name of the Company to Sunway Global Inc. (the “Name Change”);

•	to authorize the Board of Directors to effect a one-for-86.3035 reverse stock split of the outstanding shares of Common Stock (the “Reverse Split”); and

•
to cancel the authorization in the Company’s Articles of Incorporation of all shares of Class A Common Stock, par value $.0000001 per share (“Class A Common Stock”), and to eliminate all references to Class A Common Stock contained in the Articles of Incorporation.

The Amendment will not become effective until its filing with the Office of the Secretary of State of Nevada which will not occur until at least 20 days after the date of the mailing of this Information Statement to the Company’s shareholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Introduction

On June 6, 2007, the Company entered into and consummated  a Share Exchange Agreement (the “Exchange Agreement”) with World Through Limited, a British Virgin Islands corporation (“WTL”), and Rise Elite International Limited, a British Virgin Islands corporation (“Rise Elite”), which was the sole stockholder of WTL, pursuant to which the Company issued to Rise Elite 210,886 shares of the Company’s newly-designated Series A Convertible Preferred Stock (the “Series A Stock”) in exchange for all of the outstanding shares of WTL. WTL is now a wholly-owned subsidiary of the Company. Additional information on the Share Exchange agreement and related transactions is provided below..

WTL, through its subsidiary, Sunway World Through Technology (Daqing) Co., Ltd., a company organized under the laws of the People’s Republic of China (the “PRC”), is engaged in the business of designing, manufacturing and selling logistic transport systems and medicine dispensing systems and equipment. We recently developed an automatic medicine dispensing and packing system, which we introduced to the market in the second quarter of 2007 for use in hospitals and medical facilities.  Our customers are primarily hospitals and medical appliance companies in the PRC. As the market for pneumatic transport systems is still an emerging market, official data about the industry in general and competition in particular have not been readily available. Based on information we have collected from bids, the internet and other market intelligence, it is our estimate that among the hospitals that have adopted pneumatic transport systems in China, we were the supplier to the largest number of hospitals in 2005 and 2006. In 2005, we sold 1,105 units to 43 hospitals and medical facilities and recognized revenue of $5,047,365. In 2006, we sold 1,930 units to 65 hospitals and medical facilities and recognized revenue of $8,914,139. We sell our products both directly, through our sales employees, and indirectly, through 13 independent sales agents. Our sales network covers Beijing, Shanghai, Guangzhou and 11 other provinces in the PRC.

Each share of Series A Stock will automatically convert into 60 shares of Common Stock upon completion of the Reverse Split. Each share of Series A Stock has the right to 60 votes and may vote together with our common stock on all matters upon which shareholders are entitled to vote (except to the extent a class vote is required under Nevada law). The Series A Stock is distinct from the Class A Common Stock described above.

On June 28, 2007, the Board of Directors approved the Amendment by written consent, subject to shareholder approval.  On June 28, 2007, three shareholders, who collectively constitute the Majority Shareholders, signed a written consent approving the Amendment. Under SEC Regulation 14C, corporate action taken by consents or authorizations may not become effective until at least 20 days after this Information Statement is sent or given to shareholders.

THE NAME CHANGE

The Amendment provides that the corporate name of the Company will be changed from “National Realty and Mortgage, Inc.” to “Sunway Global Inc.” The new corporate name more closely identifies the Company with the business conducted by its indirectly wholly owned subsidiary, Sunway World Through Technology (Daqing) Co., Ltd.

THE REVERSE SPLIT

At the time of the Reverse Split, holders of outstanding shares of Common Stock will receive one share of post-Reverse Split Common Stock for each 86.3035 shares of pre-Reverse Split Common Stock held as of the close of business on the Record Date.  No fractional shares of Common Stock will be issued in connection with the Reverse Split. All fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share.   In connection with the Reverse Split, the Company’s Board of Directors, in its sole discretion, may provide special treatment to shareholders to preserve round lot holders ( i.e ., holders owning at least 100 shares) after the Reverse Split. The terms and conditions of special treatment afforded to the Company’s shareholders to preserve round lot shareholders, if any, including the record dates for determining which shareholders may be eligible for such special treatment, will be established in the discretion of the Board of Directors.

Reasons for the Reverse Split

The Reverse Split is being effected so that there will be a sufficient number of authorized, but unissued shares of Common Stock of the Company to issue upon the automatic conversion of all outstanding shares of Series A Stock and for the voluntary conversion of all of the outstanding shares of the Company’s Series B Convertible Preferred Stock (“Series B Stock”) into Common Stock.

Shareholders should note that the effect of the Reverse Split upon the market price for the Common Stock cannot be reliably predicted. We cannot assure you that the market price for shares of Common Stock will be proportionately greater after the Reverse Split than immediately prior to the Reverse Split, or that the market price will increase, or that any increase will be maintained for any period of time, after the Reverse Split. We also cannot assure you that the Reverse Split will not adversely impact the market price of the Common Stock.

Bid and ask quotations for the Common Stock appear on the NASD’s over-the-counter Bulletin Board under the symbol NRMG.OB.  As of December 10, 2007, there is a limited trading market for the Common Stock.

The last sales price for the Common Stock as reported on the over-the-counter Bulletin Board was $0.01 on December 10, 2007. As of December 10, 2007, there were approximately 635 holders of record of the Common Stock, 13 holders of record of Series A Stock and two holders of Series B Stock.

Effects of the Reverse Split

Voting Rights.   Holders of Common Stock will continue to have one vote for each share of Common Stock owned after the Reverse Split . Consequently, the voting and other rights of the holders of the Common Stock will not be affected by the Reverse Split, except for the treatment of fractional shares and the actions which the Board of Directors may undertake to preserve round lot holders, described below. Simultaneously with the Reverse Split, each outstanding share of Series A Stock will automatically convert into 60 shares of Common Stock, and each outstanding share of Series B Stock will be convertible at the option of the holder into 30 shares of Common Stock. Each share of Common Stock issued upon conversion of Series A or Series B stock will have voting rights identical to those of all other shares of Common Stock.

Prior to the Reverse Split, each share of Series A Stock carries 60 votes and is entitled to vote on matters affecting the Company generally, and each share of Series B Stock carries 30 votes and is entitled to vote only (i) on certain matters affecting the rights of Series B Stock holders directly, including the issuance by the Company of a new class of stock with rights senior to those of the Series B Stock and the adverse alteration of the rights and designations of the Series B Stock, as to which matters a 75% vote of the Series B Stock holders voting as a class is required, and (ii) otherwise, only as required by Nevada law.

Number of Shareholders; Par Value and Authorized Shares. The number of shareholders of record will not be affected by the Reverse Split. The par value and authorized number of shares of Common Stock under the Company’s Articles of Incorporation will remain the same following the effective time of the Reverse Split.

Number of Shares Outstanding .  The number of shares of Common Stock issued and outstanding will be reduced following the effective time of the Reverse Split.  As a result of the Reverse Split, each 86.3035 shares of Common Stock owned before the effective time of the Reverse Split will be converted automatically into one share of Common Stock, without any action on the part of the shareholders, subject to adjustment for fractional shares.

All fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share.       In connection with the Reverse Split our Board of Directors, in its discretion, may provide special treatment to certain shareholders to preserve round lot holders ( i.e. , holders owning at least 100 shares) after the Reverse Split. The terms and conditions of special treatment afforded to our shareholders to preserve round lot shareholders, if any, including the record dates for determining which shareholders may be eligible for such special treatment, will be established in the discretion of our Board of Directors.

Public Status; Reporting Requirements . There is currently no intention for the Company to go private, and the Reverse Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 promulgated by the Securities and Exchange Commission under the Exchange Act. Moreover, the Reverse Split will not increase the risk of the Company becoming a private company in the future. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Split.

Issuance of Additional Shares . The number of authorized shares of Common Stock will continue to be 100 million after the Reverse Split.  However, the number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Reverse Split because the 19,207,455 shares outstanding prior to the Reverse Split, which represent approximately 19.2% of the 100 million authorized shares, will be reduced to approximately 222,577 shares, or approximately 0.22% of the 100 million authorized shares. The issuance of additional authorized shares, including an aggregate of approximately 13,711,800 shares of Common Stock that will be issued upon the automatic conversion of the Series A Stock simultaneously with the Reverse Split, may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.  The effective increase in the number of authorized, but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Articles of Incorporation or Bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board of Directors.  At this time, other than upon (i) the automatic conversion of the Series A Stock upon the Reverse Split, (ii) the conversion of the Series B Stock at the option of the holders thereof, (iii) the conversion of up to 166,667 shares of Series A Preferred that may be issued to Rise Elite under the Exchange Agreement if the Company meets certain performance targets in 2007, and (iv) the exercise of outstanding warrants, the Board of Directors does not have plans to issue any shares of Common Stock resulting from the effective increase in the number of our authorized, but unissued shares generated by the Reverse Split.

Federal Income Tax Consequences

The Company will not recognize any gain or loss as a result of the Reverse Split.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the Federal income tax consequences of the Reverse Split.  The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such shareholder resides.  Shareholders are urged to consult their own tax advisers to determine the particular consequences of the Reverse Split to them.

ELIMINATION OF CLASS A COMMON STOCK

On June 6, 2007 Christopher Astrom (“Astrom”), the owner of all of the outstanding shares of the Company’s Class A Common Stock, par value $.0000001 per share (the “Class A Common Stock”), surrendered all of such shares to the Company in connection with the consummation of a securities purchase agreement among the Company, Astrom, certain investors and certain other persons. All of such surrendered shares were cancelled and as of the date of this Information Statement there are no shares of Class A Common Stock outstanding. In order to simplify the capital structure of the Company, the Amendment eliminates the authorization of shares of Class A Common Stock and other references to such stock in the Articles of Incorporation. The Class A Common Stock is distinct from the Series A Stock described elsewhere in this information statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 10, 2007, certain information with respect to the beneficial ownership of our common stock, our only shares of voting securities, by (i) any person or group with more than 5% of our common stock, (ii) each of our directors, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group. The table reflects the ownership of our common stock by the foregoing parties before and after the Reverse Split.

	Amount and Nature of Beneficial Ownership (Pre-Reverse Split)				Percent of Class (Pre-Reverse Split)			Amount and Nature of Benefical Ownership (After Reverse Split)			Percent of Class (After Reverse Split)
	Preferred Stock				Preferred Stock			Preferred Stock			Preferred Stock
Shareholder	Series A		Series B	Common Stock(1)	Series A	Series B	Common Stock(2)	Series A	Series B	Common Stock(3)	Series A	Series B	Common Stock(4)

Owner of More than 5% of Class
Rise Elite International Limited	210,886		-	-	92.28%	-	-	-	-	12,653,160	-	-	66.96%
Vision Opportunity Master Fund, Ltd.	7,990		160,494	12,734,689	3.50%	97.01%	66.30%	-	160,494	5,441,777	-	97.01%	28.80%

Directors and Executive Officers

Liu Bo	148,443	(5)	-	-	64.95%	-	-	-	-	8,906,580	-	-	47.13%
Liang Deli	16,154	(5)(6)	-	-	7.07%	-	-	-	-	969,240	-	-	5.13%
David Xueguo Wang	-		-	-	-	-	-	-	-	-	-	-	-
Richard Astrom	-	(6)	-	-	-	-	-	-	-	-	-	-	-

All Directors and Executive Officers	164,597		-	-	72.02%	-	-	-	-	9,875,870	-	-	52.26%

(1) The Series A Stock and Series B Stock and the warrants are assumed to be non-convertible or exercisable within 60 days of the date of issuance of such preferred stock and warrants.

(2) Applicable percentage ownership is based on 19,207,455 shares of common stock outstanding as of December 10, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Options to acquire shares of common stock that are currently exercisable or exercisable within 60 days of December 10, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes (i) the shares of Series A Preferred Stock which will automatically convert into Common Stock based on a one-for-60 conversion ratio after the 86.3035-for-one reverse split, (ii) shares of Common Stock issuable upon conversion of Series B Preferred Stock based on a one-for-30 conversion ratio. In connection with the issuance of the Series B Preferred Stock, the Company issued warrants to purchase an aggregate of 18,686,054 shares of common stock. However, pursuant to the terms of such warrants, the holders of such warrants are restricted from exercising such warrants if the number of shares of common stock issued pursuant to such exercise would exceed, when aggregated with all other shares held by such holders 9.9% of the then issued and outstanding shares of common stock. The holders of the warrants may waive such restriction upon 61 days notice to the Company.

(4) Applicable percentage ownership is based on 18,897,317 shares of common stock outstanding following the reverse split. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Options to acquire shares of common stock that are currently exercisable or exercisable within 60 days of December 10, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(5) Shares of Series A Stock issued to Rise Elite as a result of the consummation of the Exchange Agreement are beneficially attributed to Mr. Liu Bo and Mr. Liang Deli, who are shareholders of Rise Elite, based on such shareholder's percentage ownership interest in Rise Elite immediately prior to the Exchange Agreement.

(6) Mr. Liang Deli was appointed and Mr. Richard Astrom resigned as a director of the Company in connection with the consummation of the Exchange Agreement effective on the tenth day following the mailing of an information statement on Schedule 14F-1 relating to the change in control of our board of directors, which we filed with the SEC on June 4, 2007.

As of December 10, 2007, we had outstanding (i) 19,207,455 shares of common stock, (ii) 228,530 shares of Series A Stock, which were issued to pursuant to the Exchange Agreement and to Kuhns Brothers, Inc. (“Kuhns Brothers”) and its designees under an engagement agreement between Daqing Sunway Technology Co., Ltd., a company organized under the laws of the PRC and the operating company through which WTL conducts it business operations (“Sunway”), and Kuhns Brothers, (iii) 165,432 shares of Series B Stock, (iv) Series A Warrants to purchase an aggregate of 4,962,963 shares of common stock at $1.76 per share, (v) Series B Warrants to purchase an aggregate of 2,481,481 shares of Common Stock at $2.30 per share, (vi) a Series J Warrant to purchase an aggregate of 4,496,644 shares of Common Stock at $1.49 per share, (vii) Series C Warrants to purchase an aggregate of 4,962,963 shares of Common Stock at $1.94 per share, (viii) Series D Warrants to purchase an aggregate of 2,248,322 shares of Common Stock at $2.53 per share and (ix) Series E Warrants to purchase an aggregate of 496,296 shares of Common Stock at $1.62 per share, which were issued to Kuhns Brothers and its designees under a placement agent engagement agreement.

Each of the Series A, B, C and D warrants will expire on June 5, 2012. The Series J Warrant will expire on June 5, 2008. The Series C and D Warrants are only exercisable once the Series J Warrant is exercised.

In determining beneficial ownership of our common stock after the Reverse Split, the number of shares shown in the table above includes shares which the beneficial owner may acquire upon exercise of warrants or options which may be acquired within 60 days. In determining the percent of Common Stock owned by a person on December 10, 2007, (a) the numerator is the number of shares of the class beneficially owned by such person, including shares which the beneficial owner may acquire within 60 days upon conversion of the Series A or Series B Stock or exercise of the warrants and option, and (b) the denominator is the sum of (i) the total shares of that class outstanding on December 10, 2007, and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the Series A or Series B Stock or exercise of the warrants and option. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

Distribution and Costs

The Company will pay the cost of preparing, printing and distributing this Information Statement.  Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders.  Upon receipt of a written request at the address noted above, the Company will deliver an additional copy of this Information Statement and future shareholder communication documents to any shareholder sharing an address to which a single copy is now delivered.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the Board of Directors, nor the approval by the Majority Shareholders, of the Amendment provides shareholders any right to dissent and obtain appraisal of or payment for such shareholder's shares under Chapter 78 of the Revised Nevada Statutes, the Articles of Incorporation of the Company or the By-laws of the Company.

INFORMATION RELATING TO ITEM 11 OF SCHEDULE 14A

Authorization of Series A Preferred

On June 6, 2007, the Company authorized 400,000 shares of Series A Convertible Preferred Stock, par value $.001 per share. Out of these authorized shares, 210,886 shares of Series A convertible preferred stock were issued pursuant to the Exchange Agreement and Reverse Merger (as defined below).

Description of Series A Preferred

Each share of our Series A Preferred has the right to 60 votes multiplied by the Reverse Split Ratio, and may vote together with our common shares on all matters upon which stockholders are entitled to vote (except to the extent a class vote is required under Nevada law); rights of the holders of Series A Preferred may be amended, modified, repealed, or waived only by affirmative majority vote or majority written consent of the holders of then-outstanding Series A Preferred shares, voting together as a class and series

Description of Transaction Pursuant to Authorization of Series A Preferred

Prior to June 6, 2007, we were a shell company, or a company with only nominal operations and assets. On June 1, 2007, we entered into a securities purchase agreement with Vision Opportunity Master Fund, Ltd., a Cayman Islands corporation (“Vision”), Rise Elite International Limited, a company incorporated under the laws of the British Virgin Islands (“Rise Elite”), our then-current directors Richard Astrom and Christopher Astrom, and the holders of outstanding convertible debentures of the Company, under which Rise Elite and Vision together paid a total of $675,000 in cash, and in exchange (i) Rise Elite acquired the right to nominate all members of our Board of Directors, (ii) Vision acquired the outstanding convertible debentures of the Company, payable by us in the amount of $199,202, from its holders (the “Shell Purchase”) and the holders of the Company’s outstanding Series A Common Stock agreed to return it to the Company to be cancelled. The Shell Purchase closed on June 6, 2007.

On June 6, 2007, we consummated (i) a reverse merger transaction, in which we acquired control over an operating company in the People’s Republic of China (“PRC”) and (ii) a private sale of our restricted stock, in which we received an aggregate of $6.7 million of financing. In connection with the financing transaction, the Company issued an aggregate of 165,432 shares of its series B convertible preferred stock and warrants to purchase an aggregate of 19,182,351 shares of common stock. We acquired WTL through a share exchange transaction with WTL and Rise Elite International Limited, a company incorporated under the laws of the British Virgin Islands (“Rise Elite”) and the owner of 100% of the outstanding voting stock of WTL (such shares, the “WTL Shares”; such transaction, the “Share Exchange”) In the Share Exchange, we received the WTL Shares from Rise Elite, and in exchange we issued and delivered to Rise Elite 210,886 shares of our newly-designated Series A convertible preferred stock (our “Series A Preferred”) each share of which is convertible into 60 shares of our common stock upon the consummation of the Reverse Split. The Share Exchange was effected pursuant to the terms of an agreement among the Company, WTL and Rise Elite executed on the date of the Share Exchange.

As a result of the consummation of the Exchange Agreement, (i) the Company ceased to be a shell company as that term is defined in Rule 12b-2 under the Exchange Act, (ii) WTL is now a wholly-owned subsidiary of the Company, and (iii) through its newly-acquired subsidiary WTL, the Company now indirectly controls the business of Sunway.

In connection with the Exchange Agreement, some of the shares of Series A Preferred which are owned by Rise Elite were placed into escrow for the purpose of making a purchase price adjustment in the event that the Company does not meet certain earnings targets in the fiscal year ending December 31, 2007, as follows. If (i) our net income in 2007 is at least $7 million but less than $8 million and (ii) our earnings in 2007 are at least $0.37 per share, then we will deliver to Rise Elite 50,000 shares of our Series A Preferred in addition to the 210,886 shares already delivered. If (i) our net income in 2007 is at least $8 million but less than $9 million and (ii) our earnings in 2007 are at least $0.42 per share, then we will deliver to Rise Elite 100,000 shares of our Series A Preferred in addition to the 210,886 shares already delivered. If (i) our net income in 2007 is at least $9 million and (ii) our earnings in 2007 are at least $0.48 per share, then we will deliver to Rise Elite 166,667 shares of our Series A Preferred in addition to the 210,886 shares already delivered. In each case, if at the end of 2007 the Series A Preferred has already been converted into our common stock (as described below), then for every share of Series A Preferred that we would otherwise have delivered to Rise Elite, we will deliver to Rise Elite 60 shares of our common stock.

Under the terms of a Securities Escrow agreement that we entered into with Vision, Rise Elite, and Loeb & Loeb LLP, as escrow agent, simultaneous with the Exchange Agreement, Rise Elite agreed to have 99,383 of the 210,886 shares of Series A Preferred issued to it under the Exchange Agreement held in escrow, which shares it will either receive or forfeit to Vision and Columbia China Capital Group, Inc. (“Columbia”) depending on the financial performance of the Company in 2007 and 2008, as set forth below. This escrow arrangement serves both (i) to provide incentives for Rise Elite, a company now closely affiliated with us, to work to achieve our strong financial performance, and (ii) to provide the investors in our private financing, Vision and Columbia, with a benefit in case our performance, and therefore the value of their investment, should fall.

The earnings thresholds are, for 2007, earnings per share of $0.32 and net income of $6 million, and for 2008, earnings per share of $0.48 and net income of $9 million. If our earnings per share for 2007 are less than 50% of the 2007 threshold, then 62,037 shares of Rise Elite’s Series A Preferred will be forfeited to Vision and Columbia. If the Company’s earnings per share for 2007 are at least 50% but less than 95% of the 2007 threshold, then between 6,652 and 46,528 of Rise Elite’s Series A Preferred will be forfeited to Vision and Columbia, with greater earnings per share corresponding to a smaller number of forfeited shares. If the Company’s earnings per share for 2007 are at least 95% of the 2007 threshold, then all of Rise Elite’s escrowed Series A Preferred will remain in escrow.

If our earnings per share for 2008 are less than 50% of the 2008 threshold, then 82,716 shares of Rise Elite’s Series A Preferred will be forfeited to Vision and Columbia. If our earnings per share for 2008 are at least 50% but less than 95% of the 2008 threshold, then between 4,136 and 41,358 of Rise Elite’s Series A Preferred will be forfeited to Vision and Columbia, with greater earnings per share corresponding to a smaller number of forfeited shares. If our earnings per share for 2008 are at least 95% of the 2008 threshold, then all of Rise Elite’s escrowed Series A Preferred will be delivered to Rise Elite.

According to the terms of the Exchange Agreement, each share of our Series A Preferred will be automatically converted into 60 shares of our common stock upon the completion of a planned 86.3505-for-one reverse stock split (the “Reverse Split” or “Reverse Split Ratio”), which will occur on the date of filing and acceptance with the Secretary of State of the State of Nevada an amendment to our Articles of Incorporation effecting the Reverse Split. In case any party becomes entitled, under the terms of any of the agreements described in this Information Statement, to receive shares of Series A Preferred after the Reverse Split, that party will receive 60 shares of our common stock for every share of Series A Preferred that it would otherwise have received. The conversion rate may be subject to adjustment upon notice to shareholders, due to the occurrence of events such as stock recapitalization, reclassifications, split-up, or Company reorganization.

Effect of Issuance of Series A Preferred on Rights of Existing Security Holders

Subject to those dividend rights of holders of the Company’s Series B Convertible Preferred Stock, any dividend payable to the Series A Preferred will have the same record date and terms as those dividends payable on our Common stock. Series A Preferred is not redeemable and has no liquidation preference.

Under the Amendment, the Company will cancel the authorization in the Company’s Articles of Incorporation of all shares of Class A Common Stock, par value $.0000001 per share (“Class A Common Stock”), and eliminate all references to Class A Common Stock contained in the Articles of Incorporation.

As of the date of this information statement there are, and as of the date of effectiveness of the Amendment there will be, no shares of Class A Common Stock issued and outstanding. No shares of Class A Common Stock will be issued or offered for sale at any point in the future. Holders of Class A Common Stock have no dividend rights, voting rights, or preemption rights, and have no material rights of any kind. No provision in the charter or by-laws would delay, defer or prevent a change in control of the Company.

INFORMATION RELATING TO ITEM 13 OF SCHEDULE 14A

Financial statements and Management’s Discussion and Analysis responsive to Item 13 of Schedule 14A follow.

NATIONAL REALTY AND MORTGAGE, INC.
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2007 AND DECEMBER 31, 2006
(Stated in US Dollars)

	Note	9/30/2007	12/31/2006
ASSETS		Unaudited
Current assets
Cash and cash equivalents		$7,148,550	$1,749,048
Restricted Cash		661,442	-
Short term investments	3	3,458,550	1,702,718
Accounts receivable	4	2,462,440	1,467,963
Travel advances to director	5	87,693	6,457
Advances to employee		346,894	54,992
Inventories	6	593,453	376,708
Advances to suppliers		2,940,894	294,535
Tender deposits		46,530	42,924
Prepayments and other		1,870	334,658
Total current assets		17,748,316	6,030,003

Non-current assets
Property, plant and equipment, net	7	4,706,736	4,715,150
Intangibles	8	1,184,439	1,157,950
Other assets		1,995	-
Total Assets		$23,641,487	$11,903,103

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short term bank loan	9	199,532	191,877
Accounts payable		328,552	57,289
Warranty liability	10	44,458	22,811
Taxes payable	11	735,198	360,730
Customers' deposits		202,636	67,157
Accrued liabilities		19,661	167,646
Total current liabilities		1,530,037	867,510

Total Liabilities		$1,540,023	$867,510

See accompanying notes to financial statements and accountant’s report

NATIONAL REALTY AND MORTGAGE, INC.
CONSOLIDATED BALANCE SHEETS (Continued)
AS OF SEPTEMBER 30, 2007 AND DECEMBER 31, 2006
(Stated in US Dollars)

	Note	9/30/2007	12/31/2006
		Unaudited
STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock $0.001 par value 400,000 shares authorized; 228,531 shares issued and outstanding at September 30, 2007 and December 31, 2006		$229	$229

Series B Convertible Preferred Stock $0.001 par value 400,000 shares authorized; 165,432 shares issued and outstanding at September 30, 2007		165	-

Common stock at $0.001 par value, 100,000,000 shares authorized; 19,207,455 and 6,472,766 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively.		19,208	6,473

Additional Paid in Capital		9,380,368	4,216,933
Statutory reserves		1,121,508	1,124,073
Retained earnings		10,604,637	4,844,680
Accumulated other comprehensive income		985,335	843,205
Total equity		$22,111,450	$11,035,593

Total liabilities and stockholders' equity		$23,641,487	$11,903,103

See accompanying notes to financial statements and accountant’s report

NATIONAL REALTY AND MORTGAGE, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(Stated in US Dollars)

		Nine months ended September 30,		Three months ended September 30,
	Notes	2007	2006	2007	2006

Revenue
Sales		$9,724,853	$6,376,663	$4,065,642	$2,193,432
Cost of sales		2,777,975	1,774,004	1,078,360	653,727
Gross profit		6,946,879	4,602,660	2,987,283	1,539,706

Operating expenses
Selling expenses		219,401	227,185	170,812	17,124
General and administrative expenses		1,268,853	660,943	603,635	187,756
Total operating expenses		1,488,254	888,128	774,447	204,880

Operating Income / (Loss)		5,458,625	3,714,532	2,212,836	1,334,826

Other Income (expenses)
Gain on investments		1,306,841	-	1,306,841	-
Interest income		26,022	-	24,422	(4,022)
Interest expenses		(9,462)	(17,948)	(6,170)	(5,631)
Other income		-	-	-	-
Other expenses		-	(72,531)	-	(189)
Total other income (loss) and expenses		1,323,401	(90,480)	1,325,093	(9,843)

Income before taxation		6,782,026	3,624,052	3,537,928	1,324,983

Income tax	12	1,024,633	543,608	527,142	186,992

Net income		$5,757,392	$3,080,444	$3,010,786	$1,137,991

Basic and Diluted net earnings per share		$0.30	$0.48	$0.16	$0.18

Weighted average shares outstanding		19,207,455	6,472,766	19,207,455	6,472,766

See accompanying notes to financial statements and accountant’s report

NATIONAL REALTY AND MORTGAGE, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2006 AND NINE-MONTHS ENDED SEPTEMBER 30, 2007
(Stated in US Dollars)

							Additional			Accumulated
	No.	Preferred	No.	Preferred	No.		Paid			other
	Shares	Series	Shares	Series	Shares	Common	in	Statutory	Retained	comprehensive
	Outstanding	A	Outstanding	B	Outstanding	stock	Capital	reserves	earnings	income	Total
Balance, January 1, 2006	228,531	$229	-	$-	6,472,766	$6,473	$4,216,923	$451,906	$1,487,294	$128,976	$6,291,811
Net income						-		-	4,029,553	-	4,029,553
Appropriations to statutory											-
reserves						-		672,167	-672,167	-	-
Dividends											-
Unrealized Gain/(Loss) on Investment						-		-	-	423,537	423,537
Foreign currency translation											-
adjustment										290,692	290,692
Balance, December 31, 2006	228,531	$229	-	$-	6,472,766	$6,473	4,216,933	$1,124,073	$4,844,680	$843,205	$11,035,593

Balance, January 1, 2007	228,531	$229	-	$-	6,472,766	$6,473	4,216,933	$1,124,073	$4,844,680	$843,205	$11,035,593
Net income									5,757,392	-	5,757,392
Issuance to Vision re: Debentures					12,734,689	12,735	186,467				199,202
Issuance of Series B Convertible Preferred Stock			165,432	165			4,976,968				4,977,133
Unrealized Gain/(Loss) on Investment										256,350	256,350
Reverse accumulated unrealized gain/(loss)										(679,887)	(679,887)
Reverse over appropriation to statutory reserve								(2,565)	2,565		-
Foreign currency translation Adjustment										565,667	565,667
Balance, September 30, 2007	228,531	229	165,432	165	19,207,455	$19,208	9,380,368	$1,121,508	$10,604,637	$985,335	$22,111,450

See accompanying notes to financial statements and accountant’s report

NATIONAL REALTY AND MORTGAGE, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (Continued)
FOR THE YEAR ENDED DECEMBER 31, 2006 AND NINE-MONTHS ENDED SEPTEMBER 30, 2007
(Stated in US Dollars)

	Comprehensive Income 2005	Comprehensive Income 2006	Comprehensive Income 9/30/2007	Accumulated Totals
Net Income	2,352,996	4,029,553	5,757,392	12,139,941
Unrealized gain/(loss) on investment	-	423,537	(423,537)	-
Foreign currency translation adjustment	128,749	290,692	565,667	985,108
Total	2,481,745	4,743,762	5,899,522	13,125,049

See accompanying notes to financial statements and accountant’s report

NATIONAL REALTY AND MORTGAGE, INC.
STATEMENTS OF CASH FLOWS
FOR THE THREE AND NINE MONTHS ENDED SEPTMEBER 30, 2007 AND 2006
(Stated in US Dollars)

	Nine months ended September 30		Three months ended September 30
	2007	2006	2007	2006
Cash flow from operating activities
Net income	$5,757,392	$3,080,444	$3,010,786	$1,137,991
Gain on investment	(1,306,841)	-	(1,306,841)	-
Depreciation	553,995	(89,279)	95,309	(370,424)
Amortization	19,299	140,351	5,602	128,067
Warranty expense	20,310	-	646	-
Change in operating assets and liabilities
(Increase) / decrease in accounts and other receivable	(2,460,476)	(2,638,822)	(731,862)	(730,639)
(increase) / decrease in inventories and advances to suppliers	(1,205,406)	(81,655)	(1,023,751)	(217,345)
Increase / (decrease) in accounts and other payable	474,383	(190,608)	227,010	(42,632)
Net cash provided by/(used in) operating activities	1,852,655	220,431	276,928	(94,982)

Cash flow from investing activities
Investor Relation, Legal Fees, etc.	(661,442)	-	38,558	-
Rental Deposit	(1,995)	-	(1,995)	-
Sales of investment fund	2,664,547	-	2,664,547	-
Purchase of investment fund	(3,458,551)	-	(3,458,551)	-
Sales / (purchase) of fixed assets	(369,135)	-	(206,192)	(330,591)
Changes in intangibles	-	(482,487)	-	-
Net cash provided by / (used in) investing activities	(1,826,576)	(482,487)	(963,633)	(330,591)

Cash flows from financing activities
Short term bank borrowings	-	378,941	-	5,771
Short term bank borrowings repayments	-	-	-	261,219
Proceeds from vision re: Debentures	199,202	-	-	-
Proceeds from issuance of Series B convertible preferred stock	4,977,133	-	-	-
Net cash provided by financing activities	5,176,335	378,941	-	266,990

Net cash and cash equivalent sourced	5,202,415	116,885	(686,705)	(158,583)

Effect of foreign currency translation on cash and cash equivalent	197,087	24,101	(32,725)	51,944
Beginning cash and cash equivalent	1,749,048	1,227,224	7,867,980	1,474,849
Ending cash and cash equivalent	$7,148,550	$1,368,209	$7,148,550	$1,368,209

See accompanying notes to financial statements and accountant’s report

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

(a)	Organizational History of Sunway Global Inc.

We were originally incorporated in the State of Nevada on October 18, 1971 under the name of Mister Las Vegas, Inc. On December 15, 1994, we merged with a privately owned company, National Rehab Properties, Inc., a Florida corporation formed on October 1, 1993. The surviving Nevada corporation changed its name to National Rehab Properties, Inc. and became authorized to conduct business in the State of Florida on August 17, 1995. On October 10, 2000, we changed our name to National Residential Properties, Inc. and in November 2005 we changed our name to National Realty and Mortgage, Inc.

From 1993 until 1999, our business concentrated on investing in and revitalizing single family homes in established older residential neighborhoods in urban areas. We bought single unit vacant properties and single family homes constructed on them, or bought abandoned homes which we then renovated and sold. During 1999, while continuing to renovate urban single family homes as one aspect of our business, we entered a second phase of business: the development, construction and ownership of multifamily housing projects. In 2004, we commenced operations as a mortgage lender, which operations have been minimal.

On June 1, 2007, we entered into a securities purchase agreement with Rise Elite International Limited, a British Virgin Islands company (“Rise Elite”), Vision Opportunity Master Fund, a Cayman Islands company, our then-current directors Richard Astrom and Christopher Astrom, and the holders of certain of our outstanding convertible debentures, pursuant to which, for a purchase price of $675,000 in cash, Rise Elite acquired the right to nominate all members of our board, Vision acquired our then outstanding convertible debentures in the amount of $199,202, and the holders of our then outstanding Class A common stock agreed to return it to us for cancellation. Pursuant to this agreement, our former directors and officers resigned from their position and effective June 1, 2007, Mr. Liu Bo has been serving as our Chairman and President and Chief Executive Officer and Mr. David Wang has been serving as our Secretary and Chief Financial Officer, and effective June 18, 2007, Mr. Liang Deli has been serving as our director. Mr. Liu Bo and Mr. Liang Deli hold a 70.39% and a 7.66% ownership interest in Rise Elite, respectively. Messrs. Liu Bo, David Wang and Liang Deli each hold similar management positions at Rise Elite, SWT (defined below) and Sunway (defined below).

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

Registration Rights Agreement

On June 6, 2007, pursuant to the Preferred B Agreement, we entered into a Registration Rights Agreement with Vision and Columbia, under which we agreed to file with the SEC and maintain the effectiveness of a registration statement, on Form SB-2, for our common shares issued upon conversion of our Series B Preferred. The deadline for filing the registration statement is 20 days after the closing of the private financing, or approximately July 6, 2007. The deadline for obtaining the effectiveness of the registration statement is either (i) 120 days after the filing deadline, (ii) if the SEC performs a full review of the registration statement, 150 days after the filing deadline, or (iii) if the SEC provides comments solely on the basis of Rule 415 under the Securities Act, 180 days after the filing deadline. The agreement calls for us to maintain the effectiveness of the registration statement until either all shares registered under it have been sold or all shares registered under it may be sold without restrictions under Rule 144 under the Securities Act. If we are unable to register all of the agreed common shares under the registration statement based on the limitations of Rule 415 under the Securities Act, the agreement provides that we will use our best efforts to obtain the registration of the additional shares when we are able to do so. If we do not obtain and maintain the effectiveness of the registration statement for reasons other than limitations of Rule 415, or if our common stock is de-listed from the National Association of Securities Dealers’ over-the-counter Bulletin Board, then under the terms of the agreement we are required to pay Vision and Columbia an amount equal to one percent of their initial investment in the Series B Preferred, or approximately $67,000, each month until effectiveness is obtained or listing is restored, with a cap of ten percent of their initial investment, or approximately $670,000.

The registration rights agreement also calls for us to file with the SEC and maintain the effectiveness of a registration statement of Form SB-2 for (i) our common stock to be issued upon exercise of our Series A, B, J, C, and D warrants, (ii) our common stock to be issued upon conversion of Series A Preferred that will be either released to Rise Elite or forfeited to Vision and Columbia under the Securities Escrow Agreement, and (iii) the Listing Penalty Shares described in the description of the Preferred B Agreement above, if any. If we are unable to register all of these common shares under the registration statement based on the limitations of Rule 415 under the Securities Act, the agreement provides that we will use our best efforts to obtain the registration of the additional share when we are able to do so.

These and all of the other details of the registration obligations of the Company are set forth in the 8-K (Commission file number 000-27159) the Registration Rights Agreement.

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

(b)	Organizational History of Rise Elite International Ltd, World Through Ltd, Sunway World Through Technology (Daqing) Co., Ltd and Daqing Sunway Technology Co., Ltd.

Rise Elite was incorporated on August 10, 2006 in the Territory of the British Virgin Islands by the shareholders of Sunway, including, Liu Bo,  Zhao Qichao, Li Jing, Liang Deli, Ma Guohua and Sun Weishan. On August 16, 2006, Rise Elite incorporated World Through Limited, a British Virgin Islands corporation (“WTL”) as its wholly-owned subsidiary. On February 15, 2007, WTL formed Sunway World Through Technology (Daqing) Co., Ltd. (“SWT”) under the laws of the People’s Republic of China (the “PRC”). Prior to the reverse merger, none of Rise Elite, WTL or SWT had any business operations, assets or liabilities, apart from fundraising activities for Sunway (defined below) and serving as Sunway’s holding companies.

Daqing Sunway Technology Co., Ltd. (“Sunway”) was initially formed as a limited liability company in the PRC on July 9, 1997 under the name of Daqing Development Zone Sunway Co., Ltd. by Mr. Liu Bo and Daqing Hi-Tech Industry Develop Zone Hi-Tech Development Company, holding 54% and 46% of the equity interests in Sunway, respectively. Sunway was initially formed to engage in the business of computer software development consulting, data processing, data base services, computer equipment maintenance, production and sale of electronic and communication equipment, sale of medical and household appliances and petroleum chemical technical services. The registered capital of Sunway was RMB 12,000,000. On January 8, 1999, Daqing Hi-Tech Industry Develop Zone Hi-Tech Development Company transferred its 46% interest in Sunway to Mr. Liu Bo and several other individuals pursuant to a share transfer agreement by and among them. On June 22, 2000, Sunway’s registered capital was increased to RMB 27,000,000. On August 30, 2000, Sunway was changed from a limited liability company to a joint-stock company and increased its registered capital to RMB 35,000,000. The following directors and executive officers of the Company, each of whom serves as part of the management of Sunway, hold an aggregate of 78.05% of Sunway’s equity, all of which has been pledged to SWT along with irrevocable proxies.

Set forth below is the percentage of ownership interest in Sunway owned by each of the members of the board of directors and executive officers of the Company as of June 12, 2007:

Name	Position	Ownership Percentage

Liu, Bo	CEO, Director, Chairman of the Board	70.39%
Liang, Deli	Director	7.66%
Wang, David	Secretary and CFO	-
Total		78.05%

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

(c)	Reverse-Merger

On June 6, 2007, National Realty and Mortgage Inc. (“NRMI” or the “Company”) underwent a reverse-merger with WTL involving a share exchange transaction with Rise Elite to exchange 210,886 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, for all of the issued and outstanding stock of WTL, which was held by Rise Elite. As a result of the share exchange transaction, WTL became the wholly-owned subsidiary of the Company, and SWT became the indirectly wholly-owned subsidiary of the Company.

In connection with the share exchange transaction, on June 6, 2007, the Company consummated a private financing transaction, in which the Company issued an aggregate of 165,432 shares of its series B convertible preferred stock, and warrants (including a warrant issued to the placement agent of the private financing transaction) to purchase an aggregate of 19,182,351 shares of its common stock, in exchange for $6,700,000 in gross cash proceeds. The share exchange transaction and the private financing transaction are collectively referred to hereafter as the “reverse merger transaction.”

On July 27, 2007, the Company announced that the holders of a majority of its outstanding voting stock, acting by written consent, voted to approve a change of the Company’s name to SUNWAY GLOBAL INC. As of August 14, 2007, the name change is not yet effective.

The share exchange transaction has been accounted for as a recapitalization of NRMI where the Company (the legal acquirer) is considered the accounting acquiree and WTL (the legal acquiree) is considered the accounting acquirer. As a result of this transaction, the Company is deemed to be a continuation of the business of WTL.

Accordingly, the accompanying consolidated financial statements are those of the accounting acquirer (WTL). The historical stockholders’ equity of the accounting acquirer prior to the share exchange has been retroactively restated as if the share exchange transaction occurred as of the beginning of the first period presented. See also Note 12 - Capitalization.

(d)	PRC Restructuring Arrangement

Immediately following the above transactions, SWT executed a series of agreements with Sunway, as a result of which SWT acquired control over Sunway’s business, personnel and finances as if it were a wholly owned subsidiary of SWT (collectively, the "Restructuring Agreements"). The reasons that SWT used the Restructuring Agreements to acquire control of Sunway, instead of using a complete acquisition of Sunway's assets or equity to make Sunway a wholly-owned subsidiary of SWT, are that (i) new PRC laws governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisitions uncertain and (ii) other than by share exchange, PRC law requires that Sunway be acquired for cash and WTL was not able to raise sufficient financing at a valuation acceptable to it to pay the full appraised value for Sunway’s assets or shares as required under PRC law.

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

Certain of the transactions contemplated by the Restructuring Agreements are in the process of being completed. Specifically, SWT must apply for, and obtain the approval of the trademark office, patent office and copyright office for, the transfer of intellectual property to it from Sunway, and (iv) SWT must obtain a new business license from the PRC State Administration for Industry and Commerce in Daqing, PRC to reflect SWT's status as an operating company. Because the intellectual property transfer involves the approval of PRC governmental entities, it is uncertain when they will be completed; however, the patent and copyright portions of the intellectual property transfer are likely to be concluded within approximately three months, and the trademark portion of the intellectual property transfer is likely to be concluded within one year. SWT currently has a temporary business license, issued by the PRC State Administration for Industry and Commerce in Daqing, to conduct operations in the PRC. If that regulatory agency finds that the Company is not in compliance with relevant PRC regulations, the temporary business license could be cancelled.

The following is a summary of the material terms of each of the Restructuring Agreements. All references to the Restructuring Agreements and other agreements are qualified, in their entirety, by the text of those agreements. The transactions contemplated under the Restructuring Agreements are hereinafter collectively referred to as the PRC restructuring transactions.

(i) Consignment Agreements and Consignment Transfer Agreement

Each of Sunway’s six shareholders, together holding 100% of Sunway’s equity interests (collectively, the “Sunway Shareholders”), entered into a Consignment Agreement with Rise Elite (each a “Consignment Agreement” and collectively, the “Consignment Agreements”). Pursuant to these agreements, each such Sunway Shareholder consigned all its rights and interests as a shareholder of Sunway to SWT, including without limitation, its rights to elect directors and officers, obtain information about Sunway, dispose of the consigned equity interests and other shareholder rights and interests. These agreements will remain effective until SWT or its designees have acquired 100% of the equity interest of Sunway or substantially all assets of Sunway. Prior to the termination of the Consignment Agreements, the Sunway Shareholders are prohibited from disposing, encumbering, consigning or restructuring the consigned interests without the prior written consent of SWT. Pursuant to a Consignment Transfer Agreement dated the same date, Rise Elite transferred all its rights and interests under the Consignment Agreements to WTL.

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

(ii) Exclusive Purchase Option Agreement

Under the Exclusive Purchase Option Agreement, the Sunway Shareholders granted WTL an exclusive option to purchase all or part of the Shareholders’ equity interest in Sunway and Sunway granted WTL an exclusive option to purchase all Sunway’s assets, when and as permitted under PRC laws and regulations. The agreement provides that, unless otherwise required under PRC laws and regulations, the consideration for the equity transfer or the asset transfer under the agreement will be the lowest price permitted under the PRC laws and regulations.

Prior to the termination of the Exclusive Purchase Option Agreement, without the prior written consent of SWT, Sunway is restricted from, among other things, (i) supplementing or amending its articles of association or rules of the company in any manner, and changing its registered capital or shareholding structure in any manner, (ii) transferring, mortgaging or otherwise disposing of the lawful rights and interests to and in its assets or income, or encumbering its assets and income in any way that would affect SWT’s security interest, (iii) incurring, assuming or guaranteeing any debts except those that are incurred during its normal business operation or agreed to by SWT in advance, (iv) entering into any material contract (exceeding RMB5,000,000 in value), unless it is necessary for the company’s normal business operation; (v) providing any loan or guarantee to any third party; (vi) acquiring or consolidating with any third party, or investing in any third party; (vii) distributing any dividends to the shareholders in any manner, and, at SWT’s request, shall promptly distribute all distributable dividends to the Sunway Shareholders (collectively, the “restrictive provisions”).

These agreements will remain effective until SWT or its designees have acquired 100% of the equity interests of Sunway or substantially all assets of Sunway.

(iii) Intellectual Property Transfer Agreement

Under the Intellectual Property Transfer Agreement, Sunway agreed to transfer to SWT all of its 13 patents, two trademarks, one registered software program and other intellectual property rights, and all rights, titles, related interests thereto, including all technical instructions, drawings, designs, and other documentation (collectively, the “Transferred IP”) for a purchase price of 5,000,000 Yuan (or approximately $654,108, which is subject to a purchase price adjustment based on the minimum appraised value on IP rights allowed under PRC laws and regulations for such transfer. This appraisal is expected to be completed in 15 days.

(iv) Intellectual Property Licensing Agreement

Under the Intellectual Property Licensing Agreement, SWT agreed to grant an exclusive license to Sunway, for a term of 5 years, to use the Transferred IP for an annual licensing fee equal to 5% of Sunway’s revenue of that year.

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

(v) Consigned Management Agreement

Pursuant to this consigned management agreement between SWT, Sunway and the shareholders of Sunway (the "Consigned Management Agreement"), SWT and its shareholders agreed to entrust the business operations of Sunway and its management to SWT until SWT acquires all of the assets or equity of Sunway (as more fully described in the Exclusive Purchase Option Agreement description above). Under the Consigned Management Agreement, SWT will provide financial, technical and human resources management services to Sunway which will enable SWT to control Sunway's operations, assets and cash flow. In turn, it will be entitled to 3% of Sunway’s revenue on a yearly basis.

(vi) Loan Agreement

Under the Loan Agreement, SWT agreed to provide a loan to Sunway in the principal amount of 40,400,000 Yuan (or approximately $5,298,152) to Sunway to be used as working capital for its business operations. Repayment should be made in its entirety or in part, at SWT’s option and upon 10 days written notice, either (i) in cash, or (ii) by a transfer of equity interests of Sunway or all its assets (at the minimum price allowed under PRC law with any excess over such price continued to be subject to repayment obligation under the Loan Agreement). The Loan Agreement also provides restrictive provisions substantially similar to those provided under the Exclusive Purchase Option Agreement as described above under “Exclusive Purchase Option Agreement” in this Section.

The source of funds for SWT to make payment under the Intellectual Property Transfer Agreement and to fund the Loan Agreement is the proceeds of the private placement offering.

(vii) Equipment Lease Agreement

Under the Equipment Lease Agreement, SWT agreed to lease all its equipment to be purchased using the proceeds from the private financing to Sunway in exchange for an annual rental fee equal to 28% of its annual revenue.

Sunway, which is the major operating company in PRC, is considered as a VARIABLE INTEREST ENTITY pursuant to FASB Interpretation 46 and is, therefore permitted to have its financial statements to be included in the Company’s consolidated financial statements notwithstanding of the above contractual arrangement.

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b)	Principles of Consolidation

The consolidated financial statements which include the Company and its subsidiaries, are compiled in accordance with generally accepted accounting principles in the United States of America. All significant inter-company accounts and transactions have been eliminated. The consolidated financial statements include 100% of assets, liabilities, and net income or loss of those wholly-owned subsidiaries; ownership interest of minority investors are recorded as minority interests.

The company owned the three subsidiaries since its reverse-merger on June 6, 2007. As of September 30, 2007, the detailed identities of the consolidating subsidiaries are as follows:

Name of Company	Place of Incorporation	Attributable Interest

World Through Limited (WTL)	British Virgin Islands	100%

Sunway World Through Technology (Daqing) Co. Ltd. (SWT)	PRC	100%

Daqing Sunway Technology Co. Ltd. (Sunway)	PRC	100%
Note: This is a variable interest entity

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

(c)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(d)	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(e)	Intangibles

Intangibles are stated at cost less accumulated amortisation. Amortisation is provided over the respective useful lives, using the straight-line method. Estimated useful lives of the intangibles are as follows:

Land use rights	45 years

(f)	Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	20 years
Office equipment and motor vehicles	10 years
Machinery and equipment	6 years
Molds, Dies, & Castings	6 years
Software systems	3 years

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(g)	Accounting for Software Systems

The Company adopts FASB No. 86 for accounting of software systems, in that all expenditures incurred from start-up to completion of feasibility are expensed; development costs, after the feasibility study through system completion, are capitalized, and are depreciated over a useful life of three years. Expenditures incurred after completion are expensed as repairs and maintenance.

(h)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting periods, there was no impairment loss.

(i)	Inventories

Inventories consisting of raw materials, and finished goods are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead.

(j)	Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

(k)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts in the PRC and Hong Kong.

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

(l)	Restricted cash

The Company maintains an escrow account in the United States of America for the purposes of disbursing legal fees, and costs associated with investor relations. The establishment of this account was related to the private placement in June of 2007. There is no specific time restrictions on the funds placed in the escrow account. The restrictions on the account are based on the nature for which these funds are to be disbursed, namely investor relations and legal fees.

(m)	Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	9/30/2007	12/31/2006	9/30/2006
Twelve months ended RMB : US$ exchange rate	-	7.81750	-
Nine months ended RMB : US$ exchange rate	7.5176	-	7.9168
Average Nine months ended RMB : US$ exchange rate	7.67576	-	8.0183
Average three months end RMB : US$ exchange rate	7.56906	-	7.97711

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(n)	Revenue recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists;

•	Delivery has occurred or services have been rendered; and

•	The seller’s price to the buyer is fixed or determinable.

Contract revenues are recognized when the manufacturing and installation of the medical equipments is completed. Generally, the company receives total contract sum from clients in 3 installments. Deposit of 30% is received from client when the contract is signed. Second payment of 30% is received when the project commenced. The final sum of the remaining portion is received after the installation is completed within 4 months.

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

(o)	Cost of Sales

The Company’s cost of sales is comprised of raw materials, factory worker salaries and related benefits, machinery supplies, maintenance supplies, depreciation, utilities, inbound freight, purchasing and receiving costs, inspection and warehousing costs.

(p)	Operating lease rental

Operating lease rental payment which is the temporary rental for the office of representatives in Hangzhou, included in general and administrative expenses were $1,857 and nil for the nine months ended September 30, 2007 and 2006, respectively.

The Company did not have any non-cancellable operating lease obligations as of December 31, 2006 and September 30, 2007.

(q)	Advertising

The Company expensed all advertising costs as incurred. Advertising expenses included in selling expenses were $72,729 and $102,398 for the nine months ended September 30, 2007 and 2006, respectively.

(r)	Shipping and handling

All shipping and handling are expensed as incurred. Shipping and handling expenses included in selling expenses were $22,730 and $20,146 for the nine months ended September 30, 2007 and 2006, respectively.

(s)	Research and development

All research and development costs are expensed as incurred. Research and development costs included in general and administrative expenses were $174,213 and $239,339 for the nine months ended September 30, 2007 and 2006, respectively.

(t)	Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statement of income as incurred. The retirement benefit expenses included in general and administrative expenses were $22,035 and $8,217 for the nine months ended September 30, 2007 and 2006, respectively.

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

(u)	Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. However, the Company is a high technology company, and in accordance with the relevant regulations regarding the favorable tax treatment for high technology companies, the Company is entitled to a reduced tax rate of 15% as long as the company located and registered in the high and advance technology development zone.

(v)	Statutory reserves

Statutory reserves refer to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

(u)	Comprehensive income

Comprehensive income is defined as including all changes to equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that is required to be recognized under current accounting standards, as components of comprehensive income, are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment and the unrealised gain on investment held for resale.

(v)	Warranty Policy

The estimation of warranty obligations is determined in the same period that revenue from the sale of the related products is recognized. The warranty obligation is based on historical experience and reflects management’s best estimate of expected costs at the time products are sold. Warranty accruals are adjusted for known or anticipated warranty claims as new information becomes available. Future events and circumstances could materially change our estimates and require adjustments to the warranty obligation. New product launches require a greater use of judgment in developing estimates until historical experience becomes available.

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

(w)	Earnings per share

The Company computes earnings per share (“EPS’) in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS No. 128”), and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

The calculation of diluted weighted average common shares outstanding for the nine months ended September 30, 2007 and 2006 are based on the estimate fair value of the Company’s common stock during such periods applied to warrants and options using the treasury stock method to determine if they are dilutive.

The Series A and Series B Convertible Bond and the Warrants are assumed to be non-convertible or exercisable within 60 days of the date of issuance of such preferred stock and warrants.

The following tables are a reconciliation of the weighted average shares used in the computation of basic and diluted earnings per share for the periods presented:

The Company did not adjust income for the purposes of calculating diluted earnings per share because the convertible preferred stocks outstanding are not dividend paying securities.

	Three Months Ended September 30,
	2007			2006
		Weighted			Weighted
		Average			Average
	Income	Shares	Per-Share	Income	Shares	Per-Share
Earnings per share - basic
Net income	$3,010,786	19,207,455	$.16	$1,137,991	6,472,766	$.18
Effect of dilutive securities
Convertible Preferred Stock	-	-		-	-
Warrants	-	-		-	-

Earnings per share - diluted	$3,010,786	19,207,455	$.16	$1,137,991	6,472,766	$.18

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

	Nine Months Ended September 30,
	2007			2006
		Weighted			Weighted
		Average			Average
	Income	Shares	Per-Share	Income	Shares	Per-Share
Earnings per share - basic
Net income	$5,757,392	19,207,455	$.30	$3,080,444	6,472,766	$.48
Effect of dilutive securities
Convertible Preferred Stock	-	-		-	-	-
Warrants	-			-	-	-

Earnings per share - diluted	$5,757,392	19,207,455	$0.30	$3,080,444	6,472,766	$0.48

(x)	Recent accounting pronouncements

In May 2006, the FASB issued a SFAS 154, “Accounting Changes and Error Corrections” to replace APB Opinion No. 20, “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements” requiring retrospective application to prior periods financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement.  When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.  The effective date for this statement is for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2006.

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognize in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings.

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal year beginning after November 15, 2007, and interim periods within those fiscal years.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.

The Company’s management does not anticipate that the adoption of these standards will have a material impact on these consolidated financial statements.

3.	SHORT-TERM INVESTMENTS

On October 22, 2006, the Company invested in Bank of Communication Growth Fund (PRC) at a cost of $1,279,181 (RMB 10,000,000). The investment was sold on July 13, 2007 for $2,646,432 (RMB 20,031,000). On August 31, 2007, the Company invested in Bank of Communication Money Market Fund at a cost of $3,458,550 (RMB 26,000,000).

The Company’s policy in accounting for funds in which it invests is that they should be carried at fair market value as short-term investments available for sale. Unrealized gains and losses from these funds performances are booked to other comprehensive income. The Company believes that such funds provide the necessary liquidity for the Company in the event that the Company needs employ such capital for its normal business operations. These funds carry different risk and reward characteristics that are different than a classification such as cash; therefore, the Company deems it necessary for these funds to be separately disclosed.

4.	ACCOUNTS RECEIVABLE

	9/30/2007	12/31/2006

Total Accounts Receivable	$2,470,111	$1,475,340
Less : Allowance for Bad Debts	(7,671)	(7,377)
	$2,462,440	$1,467,963

All of the above accounts receivable are due within one year of aging.

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

An analysis of the allowance for doubtful accounts for the nine months ended September 30, 2007 and the year ended December 31, 2006 is as follows:

	6/30/2007	12/31/2006

Balance at beginning of year	$7,377	$4,284
Addition of bad debt expense	294	3,093
Balance at end of year	$7,671	$7,377

Accounts Receivable are normally paid in three payments pursuant to industry standard. However, it is company policy not to charge interest to customers within the payment schedule. Delinquency is defined by company policy when an account is past due for six months. At that point, collection proceedings will commence.

An allowance for doubtful account is made when collection proves unsuccessful. Doubtful debt is written off when the account is over three years old or when the debtor is dead or bankrupt.

5.	TRAVEL ADVANCES TO DIRECTORS

Travel advances were made to Directors to enable their execution of operational duties in marketing and sales promotion. The following table provides an analysis of the outstanding accounts.

	9/30/2007	12/31/2006

Bo Liu	$4,129	$2,794
Weishan Sun	14,798	3,008
Qichao Zhao	382	655
Deli Liang	1,330	-
David Wang	66,754	-
	$87,693	$6,457

6.	INVENTORIES

	9/30/2007	12/31/2006

Finished goods	$352,219	$200,852
Raw materials	241,234	175,856
	$593,453	$376,708

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

7.	PROPERTY, PLANT AND EQUIPMENT, NET

	9/30/2007	12/31/2006
At cost:
Building	$1,319,674	$1,269,048
Machinery and equipment	988,643	902,789
Molds, Dies, & Castings	2,881,239	2,679,885
Computer software	1,668,086	1,407,099
Office equipment and motor vehicles	78,262	56,029
	$6,935,904	$6,314,850

Less : accumulated depreciation	(2,229,168)	(1,599,700)
	$4,706,736	$4,715,150

Depreciation expense included in the cost of sales for the nine months ended September 30, 2007 and 2006 was $629,468 and $89,279 respectively; and included in the general and administrative expenses for the nine month ended 2007 and 2006 were $82,362 and $106,537 respectively.

8.	INTANGIBLES

	9/30/2007	12/31/2006

Land use rights, at cost	$1,234,797	$1,187,425
Less : accumulated amortization	(50,356)	(29,475)
	$1,184,439	$1,157,950

Patent of the Pneumatic Tube System has been registered with the PRC government under Serial No. 264-2004 2005 with a registration fee of $347 (RMB 2,800) which was expensed in 2003. This amount was immaterial for capitalization.

The company acquired the rights to use a parcel of land totaling 26,522 square meters, for a consideration of US$1,149,788 (RMB 9,282,700), located at Daqing Hi-Tech Industry Development Zone, Daqing, Heilongjiang in the People’s Republic of China, 163316 for a term of 46 years from September 16, 2005 to June 13, 2052. The land has been used to build the Company’s facility.

Amortization expense included in the general and administrative expenses for the nine months ended 2007 and 2006 was $20,881 and $12,284, respectively.

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

9.	SHORT TERM BANK LOANS

The Company was granted a loan of $383,754 (RMB 3,000,000) on April 28, 2006 for a term from April 28, 2006 to November 30, 2007 at an interest rate of 5.76% per annum to be secured by a mortgage of the Company’s real property being the office facility as registered under property permit reference number NA216750.

The loan agreement stipulated a repayment of $191,877 (RMB 1,500,000) on December 21, 2006; therefore, the loan balance outstanding at September 30, 2007 amounted to $199,532 (RMB 1,500,000). There is an increase of $7,655 of loan amount due to foreign currency translation.

10.	WARRANTY LIABILITIES

An analysis of the warranty liabilities for the nine months ended September 30, 2007 and the year ended December 31, 2006 is as follows: -

	9/30/2007	12/31/2006

Balance at beginning of period	$22,811	$-
Add: Accruals for current & pre-existing warranties issued during period	43,687	22,811
Less: Settlements made during period	(23,378)	-
Foreign Currency Effect	1,337	-
Balance at end of period	$44,458	$22,811

11.	TAXES PAYABLE

	9/30/2007	12/31/2006

Value-added tax	$187,635	$103,632
City development tax	12,919	7,254
Income tax	534,644	249,844
	$735,198	$360,730

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

12.	CAPITALIZATION

As a result of the reverse-merger on June 6, 2007 involving an exchange of shares and issuance of shares to investors and other parties involved in the deal, total capitalization of the Company by common stock and Preferred A & B stock with related additional paid-in capital at September 30, 2007 and December 31, 2006 are depicted in the following table:

Name of shareholder	Number of shares	Stock Capital	Additional Paid-In Capital
Preferred A Stock
Issued to Rise Elite upon share exchange	210,886	$211	(211)
Issued to Kuhns Brothers and Designees	17,645	18	(18)
	228,531	229	$(229)
Preferred B Stock
Issued to Private Investors	165,432	$165	$6,699,835
Less: Cost of Issue			(1,722,867)
	165,432	165	4,976,968
Common Stock
Issued to Vision re: debenture	12,734,689	$12,735	$186,467
Issued to original shareholders before reverse-merger	6,472,766	6,473	(6,473)
Conversion of Sunway Original Capital before Revere Merger to Additional Paid in Capital			4,223,635
	19,207,455	19,208	4,403,629
Grand Total at September 30, 2007		19,602	9,380,368

The Series A and Series B convertible preferred stock and the warrants as described below are assumed to be non-convertible or exercisable within 60 days of the issuance of such preferred stock and warrants.

Pursuant to Series B Convertible Preferred Stock Purchase Agreement on June 5, 2007, the Company agreed to issue warrants to each Series B preferred stock investor to purchase shares of common stock.

Series of Warrant	Number of shares	Exercise Price	Expiry Date
Series A	4,962,963	$1.76	6 /5 /2012
Series B	2,481,481	2.30	6 /5 /2012
Series J	4,496,644	1.49	6 /5 /2008
Series C	4,496,644	1.94	6 /5 /2012
Series D	2,248,322	2.53	6 /5 /2012
Series E	496,296	1.62	6 /5 /2012

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

The Company has recorded all of the net proceeds raised in its private placement offering of convertible preferred stock and warrants to the par value of the preferred stock and the remainder to additional paid attributable to preferred stock. The Company has determined such accounting allocation of the proceeds based on valuation of the warrants provide by the placement agent. The placement agent used both the Black-Scholes and the Intrinsic valuation model to assign a value to the warrants. Their valuations indicated that the warrants had minimal to zero value. The Company’s stock is currently illiquid and there is little to no volume in the market to support a valuation model.

The Company also did not place any value on the conversion feature of the preferred stock because the market lacked liquidity for any holder of such preferred stock to be able to convert those securities for a risk free profit.

The Series B Preferred have liquidation rights senior to common stock and Series A Preferred. In the event of a liquidation of the Company, holders of Series B Preferred are entitled to receive a distribution equal to $40.50 per share of Series B before holders of common stock and Series A preferred receive any distribution. Currently, neither the Series A nor Series B Convertible Preferred Stock are dividend paying. These stock will participate based on their respective as-if conversion rates if the company declares any dividends. These stock are designed to automatically convert to common stock upon the company’s successful amendment to its articles of incorporation.

The Series E Warrants were issued to Kuhns Brothers as part of their compensation as Placement Agent of the private placement for the Company.

13.	INCOME TAXES

The following table accounts for the differences between the actual tax provision (15%) and the amounts obtained by applying the relevant applicable corporation income tax rate (33%) to income before tax for the nine months ended September 30: -

	2007	2006

Income before tax	$6,782,026	$3,624,052

Tax at the domestic income tax rate	$2,238,068	$1,195,937
Effect of tax exemption granted	(1,213,435)	(652,329)

Current income tax expense	$1,024,633	$543,608

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

14.	STATUTORY RESERVE COMMITMENTS

Certain provisions under existing PRC laws require enterprises operating in China to reserve up to 50% of its capital for future reinvestment and development. The PRC government retains exclusive right to enforce compliance with these provisions, and these provisions may change at any time. Accordingly, with these provisions, the Company has appropriated reserves from capital. In addition, the Company had the following unfunded commitments as at September 30: -

	9/30/2007	12/31/2006
Common Stock Capital of Daqing Sunway Technology Co., Ltd before reverse-merger	$4,223,635	$4,223,635
- 50% ceiling limit	2,111,818	2,111,818
Less : Reserves provided	(1,126,638)	(1,124,073)
Unfunded Commitments	$985,180	$987,745

NATIONAL REALTY AND MORTGAGE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
AND THE YEAR ENDED DECEMBER 31, 2006
(Stated in US Dollars)

15.	SALES BY PRODUCT TYPE

The Company has contracted with customers usually in two product types: one is workstation type A, and the other one is workstation type B. The two different types of workstations perform the same function but there exterior and their safety features bare minor differences. The Company track sales and cost sales of product type in order to making decisions on investments in raw materials and molding, in addition to determining whether a product has become obsolete.

	Workstation	Workstation
2007	Type A	Type B	Total

Turnover	$3,415,536	$6,309,317	$9,724,853

Cost of sales	977,743	1,800,232	2,777,975

Segment result	$2,437,793	$4,509,085	$6,946,878

	Workstation	Workstation
2006	Type A	Type B	Total

Turnover	$4,246,350	2,130,314	6,376,664

Cost of sales	1,184,776	589,228	1,774,004

Segment result	$3,061,574	1,541,086	4,602,660

The company’s operations are located in the PRC. The majority of sales revenue is derived from customers in the PRC; accordingly, no analysis of the Group's sales and assets by geographical market are presented.

Board of Directors and Stockholders
Daqing Sunway Technology Co., Limited

Report of Independent Registered Public Accounting Firm

We have audited the accompanying balance sheets of Daqing Sunway Technology Co., Limited as of December 31, 2006 and 2005, and the related statements of income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Daqing Sunway Technology Co., Limited as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

South San Francisco, California	/s/ Samuel H. Wong & Co., LLP
January 29, 2007	Certified Public Accountants

DAQING SUNWAY TECHNOLOGY CO., LIMITED

BALANCE SHEETS
AT DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

	Notes	2006	2005
ASSETS
Current assets
Cash and cash equivalents		$1,749,048	$1,188,325
Short term investments	3	1,702,718	-
Accounts receivable	4	1,467,963	852,601
Travel advances to director	5	6,457	-
Advances to employee		54,992	-
Inventories	6	376,708	567,804
Advances to suppliers		294,535	255,713
Tender deposits		42,924	77,149
Prepaid expenses		334,658	256,320

Total current assets		$6,030,003	$3,197,912
Property, plant and equipment, net	7	4,715,150	3,194,418
Intangibles	8	1,157,950	1,145,711

TOTAL ASSETS		$11,903,103	$7,538,041

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short term bank loan	9	$191,877	$-
Accounts payable		57,289	338,525
Expected warranty expenses		22,811	-
Taxes payable	10	360,730	146,819
Government loans	11	-	260,113
Customers’ deposits		67,157	392,278
Accrued liabilities		167,646	108,495

Total current liabilities		$867,510	$1,246,230

TOTAL LIABILITIES		$867,510	$1,246,230

See accompanying notes to financial statements

DAQING SUNWAY TECHNOLOGY CO., LIMITED

BALANCE SHEETS (Continued)
AT DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

	Notes	2006	2005
STOCKHOLDERS’ EQUITY
Common stock	12	$4,223,635	$4,223,635
Statutory reserves	15	1,124,073	451,906
Retained earnings		4,844,680	1,487,294
Accumulated other comprehensive income		843,205	128,976
		$11,035,593	$6,291,811
TOTAL LIABILITIES AND STOCKHOLDERS’
EQUITY		$11,903,10 3	$7,538,041

See accompanying notes to financial statements

DAQING SUNWAY TECHNOLOGY CO., LIMITED

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

	Note	2006	2005
Sales (net of discounts and returns and allowances)		$8,914,139	$5,047,365
Cost of sales		(2,386,996)	(1,290,686)
Gross profit		6,527,143	3,756,679

Selling expenses		(238,212)	(69,767)
General and administrative expenses		(1,405,232)	(910,585)
Income from continuing operations		$4,883,699	2,776,327

Interest (expenses)/income, net		(5,175)	11,272
Other income	13	14,676	1,420
Other expenses		(72,862)	-
Income before taxation		$4,820,338	$2,789,019

Income tax	14	(790,785)	(436,023)
Net income		$4,029,553	$2,352,996

See accompanying notes to financial statements

DAQING SUNWAY TECHNOLOGY CO., LIMITED

STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

	Common stock	Statutory reserves	Retained earnings	Accumulated other comprehensive income	Total
Balance, January 1, 2005	$4,223,635	$81,287	$356,404	$227	$4,661,553
Net income			2,352,996		2,352,996
Appropriations to statutory
Reserves		370,619	(370,619)
Dividends			(851,487)		(851,487)
Unrealized Gain/(Loss) on Investment
Foreign currency translation
Adjustment				128,749	128,749
Balance, December 31, 2005	$4,223,635	$451,906	$1,487,294	$128,976	$6,291,811

Balance, January 1, 2006	$4,223,635	$451,906	$1,487,294	$128,976	$6,291,811
Net income			4,029,553		4,029,553
Appropriations to statutory
reserves		672,167	(672,167)	-	-
Dividends
Unrealized Gain/(Loss) on Investment				423,537	423,537
Foreign currency translation
adjustment				290,692	290,692
Balance, December 31, 2006	$4,223,635	$1,124,073	$4,844,680	$843,205	$11,035,593

See accompanying notes to financial statements

DAQING SUNWAY TECHNOLOGY CO., LIMITED

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

	2006	2005
Cash flows from operating activities
Net income	$4,029,553	$2,352,996
Depreciation	874,376	408,161
Amortization	24,745	12,973
Provision for bad debts	2,891	2,037
Profit on sales of fixed assets	(14,676)	-
Loss on disposal of fixed assets	72,862	-
Change in operating assets and liabilities
Accounts receivable	(578,245)	(425,370)
Inventories	205,365	336,080
Prepaid expenses and other current assets	(122,522)	481,258
Accounts payable	(263,486)	(314,407)
Tax payables	204,798	28,826
Accruals and other liabilities	(276,547)	243,867
Net cash provided by operating activities	$4,159,114	$3,126,421

Cash flows from investing activities
Sales of fixed assets	48,359	-
Purchases of intangible assets	-	(1,149,788)
Payment of short term investments	(1,252,836)	-
Purchase of fixed assets	(2,370,641)	(1,306,710)
Net cash used in investing activities	$(3,575,118)	$(2,456,498)

Cash flows from financing activities
Short term bank borrowings	375,851	-
Repayment of loan & short term bank borrowings	(451,021)
Dividend paid	-	(851,487)
Net cash used in financing activities	$(75,170)	$(851,487)

Net in cash and cash equivalents sourced/(used)	508,826	(181,564)
Effect of foreign currency translation on cash and
cash equivalents	51,897	76,169
Cash and cash equivalents - beginning of year	1,188,325	1,293,720
Cash and cash equivalents - end of year	$1,749,048	$1,188,325

Supplementary cash flow information:
Interest received	$24,092	$11,272
Interest paid	28,863	-

See accompanying notes to financial statements

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Daqing Sunway Technology Co., Ltd (the Company) was established in the People’s Republic of China (the PRC) as a limited company on June 30, 2000 with a registered capital of RMB 35,000,000. The Company operates in its self-owned two-story building facility with an area of 26,522 square meters, located at Daqing Hi-Tech Industry Development Zone Daqing, Heilongjiang in the People’s Republic of China, Postal Code 163316.

The Company is principally engaging in the manufacturing of the medical equipments - pneumatic tube system for hospital use. The Company is also developing a new product; namely, the Medicine Dispensation and Packing System, and it will be soon released to the market. The Company serves hospitals locally and nationally, covering all provinces and cities within the PRC.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(c)	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(d)	Intangibles

Intangibles are stated at cost less accumulated amortisation. Amortisation is provided over the respective useful lives, using the straight-line method. Estimated useful lives of the intangibles are as follows:

Land use rights	45 years

(e)	Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	20 years
Machinery and equipment	6 years
Software systems	3 years
Molds, Dies, & Castings	6 years
Office equipment and motor vehicles	10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(f)	Accounting for Software Systems

The Company adopts FASB No. 86 for accounting of software systems, in that all expenditures incurred from start-up to completion of feasibility are expensed; development costs, after the feasibility study through system completion, are capitalized, and are depreciated over a useful life of three years. Expenditures incurred after completion are expensed as repairs and maintenance.

(g)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting years, there was no impairment loss.

(h)	Inventories

Inventories consisting of raw materials, and finished goods are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead.

(i)	Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

General provision for doubtful debt included in general and administrative expenses were $2,891 and $2,037 for the years ended December 31, 2006 and 2005, respectively.

(j)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America.

	2006	2005
Bank of Communications, Branch of Daqing
City Economic Zone	$1,630,320	$1,182,335
Daqing City Commercial Bank	$100,573	-

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(k)	Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2006	2005
Year end RMB : US$ exchange rate	7.81750	8.07340
Average yearly RMB : US$ exchange rate	7.98189	8.20329

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(l)	Revenue recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists;

•	Delivery has occurred or services have been rendered, and;

•	The seller’s price to the buyer is fixed or determinable.

Contract revenues are recognized when the manufacturing and installation of the medical equipments is completed. Generally, the company receives total contract sum from clients in 3 installments. Deposit of 30% is received from client when the contract is signed. Second payment of 30% is received when the project commenced. The final sum of the remaining portion is received after the construction is completed within 4 months.

(m)	Operating lease rental

Operating lease rental payment which is the temporary rental for the office of representatives in Hangzhou, included in general and administrative expenses were $0.00 and $23,088 for the years ended December 31, 2006 and 2005, respectively.

(n)	Advertising

The Company expensed all advertising costs as incurred. Advertising expenses included in selling expenses were $212,504 and $21,156 for the years ended December 31, 2006 and 2005, respectively.

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(o)	Shipping and handling

All shipping and handling are expensed as incurred. Shipping and handling expenses included in selling expenses were $25,148 and $45,914 for the years ended December 31, 2006 and 2005, respectively.

(p)	Research and development

All research and development costs are expensed as incurred. Research and development costs included in general and administrative expenses were $289,838 and $172,799 for the years ended December 31, 2006 and 2005.

(q)	Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statement of income as incurred. The retirement benefit expenses included in general and administrative expenses were $19,522 and $10,649 for the years ended December 31, 2006 and 2005, respectively.

(r)	Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. However, the Company is a high technology company, and in accordance with the relevant regulations regarding the favorable tax treatment for high technology companies, the Company is entitled to a reduced tax rate of 15% as long as the company located and registered in the high and advance technology development zone.

(s)	Statutory reserves

Statutory reserves refer to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(t)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment and the unrealised gain on investment held for resale.

(u)	Recent accounting pronouncements

In May 2006, the FASB issued a SFAS 154, “Accounting Changes and Error Corrections” to replace APB Opinion No. 20, “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements” requiring retrospective application to prior periods financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement.  When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.  The effective date for this statement is for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2006.

The Company does not anticipate that the adoption of this standard will have a material impact on these financial statements.

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

3.	SHORT-TERM INVESTMENTS

On October 22, 2006, the Company invested in Bank of Communication Growth Fund (PRC) at a cost of $1,279,181 (RMB 10,000,000). The market value of this investment increased to $1,702,718 (RMB 13,311,000) as of December 31, 2006.

The appreciation in value of $423,537 (RMB 3,311,000) was recorded as “Unrealized Investment Gain” and included in the Stockholders’ Equity.

4.	ACCOUNTS RECEIVABLE

	2006	2005

Total Accounts Receivable	$1,475,340	$856,885
Less : Allowance for Bad Debts	7,377	4,284
	$1,467,963	$852,601

All of the above accounts receivable are due within one year of aging.

5.	TRAVEL ADVANCES TO DIRECTORS

Travel advances were made to Directors to enable their execution of operational duties such as marketing and sales promotion. The following table provides an analysis of the outstanding accounts.

	2006	2005

Bo Liu	$2,794	$-
Qichai Zhao	655	-
Weishan Sun	3,008	-
	$6,457	$-

6.	INVENTORIES

	2006	2005

Finished goods	$200,852	$57,046
Raw materials	175,856	510,758
	$376,708	$567,804

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

7.	PROPERTY, PLANT AND EQUIPMENT, NET

	2006	2005
At cost
Building	$1,269,048	$1,138,317
Machinery and equipment	902,789	703,938
Molds, Dies, & Castings	2,679,885	829,886
Computer software	1,407,099	1,362,499
Office equipment and motor vehicles	56,029	165,453
	$6,314,850	$4,200,093

Less : accumulated depreciation	(1,599,700)	(1,005,675)
	$4,715,150	$3,194,418

Depreciation expense included in the cost of sales for the year ended 2006 was $233,573 (2005: $18,074), and included in the general and administrative expenses for the year ended 2006 was $640,803 (2005: $271,839).

8.	INTANGIBLES

	2006	2005

Land use rights	$1,157,950	$1,145,711

Patent of the Pneumatic Tube System has been registered with the PRC government under Serial No. 264-2004 2005 with a registration fee of $347 (RMB 2,800) which was expensed in 2003. This amount was immaterial for capitalization.

The company acquired the rights to use a parcel of land totaling 26,522 square meters, for a consideration of US$1,149,788 (RMB 9,282,700), located at Daqing Hi-Tech Industry Development Zone, Daqing, Heilongjiang in the People’s Republic of China 163316 for a term of 46 years from September 16, 2005 to June 13, 2052. The land has been used to build the Company’s facility.

Amortization expense included in the general and administrative expenses for the years ended 2006 and 2005 was $24,745 and $12,973 respectively.

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

9.	SHORT TERM BANK LOANS

The Company was granted a loan of $383,754 (RMB 3,000,000) on April 28, 2006 for a term from April 28, 2006 to November 30, 2007 at an interest rate of 5.76% per annum to be secured by a mortgage of the Company’s real property being the office facility as registered under property permit reference number NA216750.

The loan agreement stipulated a repayment of $191,877 (RMB 1,500,000) on December 21, 2006; therefore, the loan balance outstanding at December 31, 2006 amounted to $191,877 (RMB 1,500,000).

10.	TAXES PAYABLE

	2006	2005

Sales tax	$103,632	$53,932
City development tax	7,254	3,775
Personal income tax	-	848
Income tax	249,844	88,264
	$360,730	$146,819

11.	GOVERNMENT LOANS

	2006	2005

Government loans	$-	$260,113

Government loans are granted from government authorities for general business purposes to the company involving in high and advance technology development. Once the loans are approved and granted, they are interest free. The loans are being fully repaid in 2006.

12.	COMMON STOCK

The Company has a registered capital of $4,223,635 (RMB 35,000,000).

As of December 31, 2006 and 2005, capital contributions paid-up amounted to $4,223,635.

The Company had eight shareholders in 2005 and six shareholders in 2006 amongst whom Mr. Bo Liu was the majority shareholder, holding 66% and 70.39%, respectively, after the shareholders entered into an equity transfer agreement in October 2006.

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

13.	OTHER INCOME

	2006	2005

Sundry income	$-	$1,055
Rental income	-	365
Profit on sales of fixed assets	14,676	-
	$14,676	$1,420

14.	INCOME TAXES

The following table accounts for the differences between the actual tax provision (15%) and the amounts obtained by applying the relevant applicable corporation income tax rate (33%) to income before tax for the year ended December 31, 2006: -

	2006	2005

Income before tax	$4,820,338	$2,789,019

Tax at the domestic income tax rate	$1,590,712	$920,376
Effect of tax exemption granted	(799,927)	(484,353)

Current income tax expense	$790,785	$436,023

15.	STATUTORY RESERVE COMMITMENTS

In light of PRC laws to appropriate to the reserve up to 50% of the enterprise’s capital, the Company had future unfunded commitments, as determined below: -

	2006	2005
Common Stock Capital $4,223,635
- 50% ceiling limit	$2,111,818	$2,111,818
Less : Reserve provided	1,124,073	451,906
	987,745	1,659,912

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

16.	BUSINESS AND GEOGRAPHICAL SEGMENTS

The Company has contracted with customers usually in two business segments altogether, one is workstation type A and another one is workstation type B. Two types of workstation are of same function but with different product design.

	Workstation	Workstation
2006	Type A	Type B	Consolidated

Turnover	$6,149,169	$2,764,970	$8,914,139

Cost of sales	(1,666,407)	(720,589)	(2,386,996)

Segment result	$4,482,762	$2,044,381	$6,527,143

	Workstation	Workstation
2005	Type A	Type B	Consolidated

Turnover	$2,233,860	$2,813,505	$5,047,365

Cost of sales	(532,728)	(677,995)	(1,210,723)

Segment result	$1,701,132	$2,135,510	$3,836,642

The company’s operations are located in the PRC. All revenue is from customers in the PRC. All of the company’s assets are located in the PRC. Sales of workstations are carried out in the PRC. Accordingly, no analysis of the Group's sales and assets by geographical market is presented.

Management’s Discussion and Analysis

The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes of Sunway, appearing elsewhere in this report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements.

As a result of the reverse merger, financing and related transactions described in the section entitled Information Relating to Item 14 of Schedule 134A below, the Company ceased to be a shell company and became a holding company for entities that, through contractual relationships, control the business of Daqing Sunway Technology Co., Ltd. (“Sunway”), a company organized under the laws of the PRC that designs, manufactures and sells logistic transport systems and medicine dispensing systems and equipment that are principally used by hospitals and other medical facilities in the PRC. Because Sunway’s operations are the only significant operations of the Company and its affiliates, this discussion and analysis focuses on the business results of Sunway, comparing its results in the third quarter of 2007 with the third quarter of 2006, and its results in during nine-month period ended September 30, 2007 to the nine-month period ended September 30, 2006. We expect to sell our new core product—a medicine dispensation and packaging system also designed for use in hospitals and pharmacies—in the fourth quarter.

Results of Operations

Three-month periods ended September 30, 2007 and September 30, 2006

Overview

As the following table shows, Sunway’s results for net sales, gross profit, operating income and net income in the third quarter of 2007 were all significantly higher than in the third quarter of 2006. Higher output caused a slight increase in gross margin, from 70.20% to 73.48%. At the same time, higher Recognized gain on sale of investment caused net profit margin increased from 51.88% to 74.05%.

	Three Months Ended September 30,
	2007	2006	Change	Change rate
Net Sales	$4,065,642	$2,193,432	$1,872,210	85.36%
Cost of sales	$1,078,360	$653,727	$424,633	64.96%
Gross Profit	$2,987,282	$1,539,705	$1,447,577	94.02%
Gross Margin	73.48%	70.20		3.28
Operating Income	$2,212,835	$1,334,825	$878,010	65.78%
Net Income	$3,010,786	$1,137,991	$1,872,795	164.57%
Net profit margin	74.05%	51.88		22.17

Net sales

Net sales in the third quarter of 2007, which resulted entirely from sales of pneumatic material transport system workstations, were $4,065,642, an increase of 85.36% as compared with net sales of $2,193,432 in the third quarter of 2006. In the third quarter of 2007, we sold 882 workstations, an increase of 81.86% as compared with 485 workstations sold in the third quarter of 2006. Management believes that our current efforts to build new sales networks could lead to continued increased sales of workstations.

The following table presents information about our sales for the periods indicated:

	Three Months Ended September 30,
	2007	2006	Change
Net sales	$4,065,642	$2,193,432	85.36%

Gross Profit

Gross profit increased 94.02% to $2,987,282for the third quarter of 2007, as compared to $1,539,705 for the third quarter of 2006. Gross profit margin rise by 3.28%, mainly due to The growth of production volume cause to fixed cost to lower..

The table below presents information about our gross profit for the periods indicated:

	Three Months Ended September 30,
	2007		2006
	US$	Gross profit margin	US$	Gross profit margin
Gross Profit	$2,987,282	$73.48%	$1,539,705	70.20%

Income from Operations

Operating income increased 65.78% to $2,212,835 for the third quarter of 2007, as compared with $1,334,825 for the third quarter of 2006. This increase was due primarily to the increase in net sales described above. As a percentage of net sales, operating income was approximately 54.43% for the third quarter of 2007, representing a 6.43% decrease from 60.86% for the third quarter of 2006. The decrease in this percentage was due to our current efforts to build new sales networks and medicine dispensation and packaging system are testing at three hospitals could lead to operating expenses increases.

Cost of Sales

Cost of sales increased to $1,078,360 for the third quarter of 2007, representing a 64.96% increase as compared with $653,727 for the third quarter of 2006. This increase is due primarily to the sales and average prices increases.

The table below presents information about our cost of sales for the periods indicated:

	Three Months Ended September 30,
	2007	2006	Change
Cost of sales	$1,078,360	$653,727	64.96%

Operating Expenses

Operating expenses were $774,447 for the third quarter of 2007, a increases of 897.50% as compared to $204,880 for the third quarter of 2006. Selling expenses increased $153,688 or 897.50% to $170,812 for the three months ended September 30, 2007 from $17,124 for the same period in 2006. This increase was mainly due to the fact that we paid fees of $153,890 for the exhibition of our products in the third quarter of 2007, compared with exhibition fees of $8,023 for the third quarter of 2006. General and administrative expenses increased $415,879 or 221.50% to $603,635 for the three months ended September 30, 2007 from $187,756 for the same period of 2006 . The increase of general and administrative expenses was primarily attributable to increased compensation for managerial personnel and increased traveling and lodging and listing expenses associated with increased field sales efforts. Management therefore believes that operating expenses will not continue to decrease in the near term.

The table below presents information about our operating expenses for the periods indicated:

	Three Months Ended September 30,
	2007	2006	change
Selling expenses	$170,812	$17,124	897.50%
General & Administrative Expenses	$603,635	$187,756	221.50%
Total operating expenses	$774,447	$204,880	278.00%

Net Income

Net income was 3,010,786 for the third quarter of 2007, an increase of 164.57% from $1,137,991 for the third quarter of 2006. This increase is attributable to the increase in sales of our workstation products described above and Recognized gain on sale of investment. Our net profit margin increased from 51.88% as of the third quarter of 2006 to 74.05% for the third quarter 2007, due to the fast growth of workstation sales and Recognized gain on sale of investment.

Plan For the fourthly Quarter

In the fourthly quarter, we intend to keep our focus on producing pneumatic tube material transport systems and in addition improve our marketing and sales efforts using funds we raised in September 2007. Also in the fourthly quarter, we plan to begin commercial sales of our newly developed medicine dispensation and packaging system. We currently have more than 10 orders for the new systems from our existing pneumatic transport system customers.

Nine-month periods ended September 30, 2007 and September 30, 2006

In the nine-month period ended September 30, 2007, company net sales, gross profit, operating income and net income all rose substantially as compared with the same period in the preceding year. These increases are due in large part to increased sales of Sunway’s pneumatic tube transport systems. Cost of sales also increased during these periods, somewhat outpacing the increase in sales. The increase in cost of sales is due largely to increased depreciation expenses related to Sunway’s investment in 2006 in new molds and production lines used in the manufacture of its newly designed medicine packaging and dispensing equipment. The company expects cost of sales to level off or decline once sales of the new equipment begin in the fourthly quarter of 2007.

The following table summarizes the results of our operations during the nine-month periods ended September 30, 2007 and September 30, 2006, and provides information regarding the dollar and percentage increase or (decrease) from the nine-month period ended September 30, 2007 to the nine-month period ended September 30, 2006.

	Nine Months Ended September 30,
	2007	2006	Change	Change rate
Net Sales	$9,724,853	$6,376,663	$3,348,190	52.51%
Cost of sales	$2,777,975	$1,774,004	$1,003,971	56.59%
Gross Profit	$6,946,878	$4,602,659	$2,344,219	50.93%
Gross Margin	$71.43%	$72.18%		$-0.75
Operating Income	$5,458,624	$3,714,531	$1,744,093	46.95%
Net Income	$5,757,392	$3,080,443	$2,676,949	86.90%
Net profit margin	59.20	48.31%		10.896

Net sales

Net revenue for the nine months ended September 30, 2007, which resulted entirely from sales of pneumatic material transport system workstations, were $9,724,853, an increase of 52.51% as compared with the net sales of $6,376,663 in the same period ended on September 30, 2006. In the same period, we sold 2,118 workstations, an increase of 52.92% as compared with 1,385 workstations sold in the same period ended on September 30, 2006.

The following table presents information about our sales for the periods indicated:

	Nine Months Ended September 30,
	2007	2006	Change
Net sales	$9,724,853	6,376,663	52.51%

Gross Profit

Gross profit increased 50.93% to $6,946,878 for the nine months ended September 30, 2007, as compared to $4,602,659 for the   nine months period ended September 30, 2006. Gross profit margin fell slightly by 0.75 percentage point, mainly due to our efforts to develop new molds and new production line, which raised depreciation costs and therefore raised the cost of sales; at the same time, with using some expensive raw materials instead of old raw material in order to increase product quality and perfect workstation surface, raw material cost increased clearly.

The table below presents information about our gross profit for the periods indicated:

	Nine Months Ended September 30,
	2007		2006
	US$	Gross profit margin	US$	Gross profit margin
Gross Profit	$6,946,878	71.43%	$4,602,659	72.18%

Income from Operations

Operating income increased 46.95% to $5,458,624 for   the nine months ended September 30, 2007, as compared with $3,714,531 for the nine months period ended September 30,2006. The increase was primarily a result of the higher revenue during the nine months period ended on September 30, 2007 as compared to 2006.

Cost of Sales

Cost of sales increased to $2,777,975 for the nine months ended September 30, 2007, representing 56.59% increase as compared with $1,774,004 for the same period of 2006. This increase is due primarily to on August 2006, we purchased several new molds used in transport system production line, and on November 2006 we also purchased new production line using for dispensation and packaging system, both of which increased the depreciation cost from the time of purchase forward.

The table below presents information about our cost of sales for the periods indicated:

	Nine Months Ended September 30,
	2007	2006	Change
Cost of sales	$2,777,975	$1,774,004	56.59%

Operating Expenses

Operating expenses were $1,488,254 for the nine months ended September 30, 2007, an increase of 67.57% as compared to $888,128 for the same period of 2006. This increase was composed by two reasons: (1) decrease in selling expenses; and (2) increase in general and administration expenses. In the nine months period ended September 30, 2007, we decreased exhibition fees for promoting our products, which totaled $184,815, compared with $206,650 for the same period of 2006. Also, in the nine months period ended September 30, 2007. We increased salary and benefits of management. Reflecting this change, costs related to salary and benefits increased 478% in the nine months period ended September 30, 2007, compared with the same period of 2006, and our inter listing consultant expenses for the reverse merger and private placement were increased from $11,433 as of the nine months period ended September 30, 2006 to $97,758 as of the same period of 2007.

The table below presents information about our operating expenses for the periods indicated:

	Nine Months Ended September 30,
	2007	2006	change
Selling expenses	$219,401	$227,185	$-3.43%
General & Administrative Expenses	$1,268,853	$660,943	$91.98%
Total operating expenses	$1,488,254	$888,128	$67.57%

Net Income

Net income was $5,757,392 for the nine months ended September 30, 2007, an increase of 86.90% from $3,080,443 for the same period of 2006. This increase is attributable to the increase in sales of our workstation products. Our net profit margin rise 10.89 percentage points from 48.31% as of the nine months ended September 30, 2006 to 59.20 as of the same period of 2007, due to the increase of cost of sales and Gain on investments described above.

Cash and Cash Equivalents

Cash and Cash Equivalents increased to $7,148.550 as of September 30, 2007, as compared to $1,749,048 as of December 31, 2006. This increase was mainly due to our reverse merger and private placement on June 6, 2007, which resulted in an increase of $4,476,328 in net cash.

Accounts Receivable

Accounts Receivable increased 67.75% to $2,462,440 as of September 30, 2007, compared with $1,467,963 as of December 31, 2006. This increase in accounts receivable was primarily attributable to a substantial increase in workstation sales in the nine months ended September 30, 2007. We will focus corporate resources on enhancing the cooperation of our marketing and sales department with our financial department in order to reduce the deferral of payments by our customers and reduce our accounts receivable.

Inventory

Inventory consists of raw materials and finished goods as of September 30, 2007, the recorded value of our inventory has increased 57.54% to $593,453 from $376,708 as of December 31, 2006. This increase is mainly due to an increase in finished goods from $200,852 as of December 31, 2006 to $352,219 as of September 30, 2007, an increase of 75.36%. In addition direct raw materials increased from $175,856 as of December 31, 2006 to $241,234 as of September 30, 2007, an increase of 37.18%, which was due to increased sales.

The table below presents information about our inventory for the periods indicated:

Item	September 30, 2007	December 31, 2006	change
Raw material	$241,234	$175,856	37.18%
Finished goods	$352,219	$200,852	75.36%
Total	$593,453	$376,708	57.54%

Accounts payable

Accounts payable amounted to $328,552 as of September 30, 2007, an increase of 473.50% from $57,289 as of December 31, 2006. This increase is mainly due to Volume of production increase cause to purchase of raw materials increase.

Liquidity and Capital Resources

General

financial statements periods presented in this report.

	Nine Months Ended September 30,
	2007	2006	Change
Net cash provided by (used in) operating activities	$1,852,655	$220,431	$1,632,224
Net cash provided by (used in) investing activities	$-1,826,576	$-482,487	$-1,344,089
Net cash provided by (used in) financing activities	$5,176,335	$378,941	$4,797,394
Net cash flow (outflow)	$5,202,415	$116,885	$5,085,530

Operating Activities

Net cash provided by operating activities was $1,852,655 for the nine months ended September 30, 2007, which is an increase of $1,632,224 from $220,431 for the same period of 2006. The increase of the cash provided by operating activities was primarily a result of the increase in accounts and other payables and net income and depreciation in nine months period ended September 30, 2007, as compared to the same period of 2006. In the nine months ended September 30, 2007, the accounts receivable and other receivable increased by 178,346, while the accounts payable and other payables decreased by 1,123,751, while The inventories and advances to suppliers increased by 664,991, which resulted in the decrease of 280,414 of net cash used in operations in nine months period ended September 30, 2007, as compared to the same period of 2006.

Investing Activities

Our main uses of cash for investment activities are payments for the fixed assets and Investor Relation, and Sale or Purchase of investment fund and equipment.Net cash provided by investing activities for the nine months ended September 30, 2007 was $(1,826,576), which is a decrease of $1,344,089 from net cash provided by investing activities of $(482,487) for the same period of 2006. The increase was primarily due to the increase in restricted fixed assets and Investor Relation expenses in 2007, as compared to 2006.

Financing Activities

Net cash used in financing activities for the nine months ended September 30, 2007 was $5,176,335, which is an increase of $4,797,394 from $378,941 net cash used in financing activities during the same period of 2006. The increase of the cash used in financing activities was primarily a result of the increase of additional paid-in capital, resulting from the private placement.

Obligations under Material Contracts

We do not have any material contractual obligations as of September 30, 2007.

Critical Accounting Policies

Management's discussion and analysis of its financial condition and results of operations is based upon Sunway’s consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Sunway’s financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Sunway believes that the following reflect the more critical accounting policies that currently affect Sunway’s financial condition and results of operations.

(A) Method of Accounting

Sunway maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(B) Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(C)  Economic and political risks

Sunway’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy. Sunway’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(D) Foreign Exchange Risk

While our reporting currency is the U.S. Dollar, all of our consolidated revenues and consolidated costs and expenses are denominated in RMB. All of our assets are denominated in RMB except for cash. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between U.S. Dollars and RMB. If the RMB depreciates against the U.S. Dollar, the value of our RMB revenues, earnings and assets as expressed in our U.S. Dollar financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

(E)Intangibles

Intangibles are stated at cost less accumulated amortization is provided over the respective useful lives, using the straight-line method. The most important intangibles of Sunway now is the land using rights, which is amortized in 46 years.

(F) Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Items	Depreciation years
Buildings	20
Machinery and equipment	6
Software systems	3
Molds, Dies, & Casting	6
Office equipment and motor vehicles	10

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(G) Accounting for Software Systems

Sunway adopts FASB No. 86 for accounting of software systems, in that all expenditures incurred from start-up to completion of feasibility are expensed; development costs, after the feasibility study through system completion, are capitalized, and are depreciated over a useful life of three years. Expenditures incurred after completion are expensed as repairs and maintenance.

(H)  Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

(I) Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America.

(J)  Revenue recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met:

Persuasive evidence of an arrangement exists;

Delivery has occurred or services have been rendered, and;

The seller’s price to the buyer is fixed or determinable.

Contract revenues are recognized when the manufacturing and installation of the medical equipments is completed. Generally, the company receives total contract sum from clients in 3 installments. Deposit of 30% is received from client when the contract is signed. Second payment of 30% is received when the project commenced. The final sum of the remaining portion is received after the construction is completed within 4 months.

(K)  Income taxes

Sunway accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Sunway is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. However, the Company is a high technology company, and in accordance with the relevant regulations regarding the favorable tax treatment for high technology companies, the Company is entitled to a reduced tax rate of 15% as long as the company located and registered in the high and advance technology development zone.

Fiscal years ended December 31, 2006 and December 31, 2005

As the following table shows, Sunway’s results for net sales, gross profit, operating income and net income for the year ended December 31, 2006 were all significantly higher than for the year ended December 31, 2005. Higher costs of sales caused a slight reduction in our gross margin and net profit margin to approximately 73% and 45%, respectively.

	Twelve Months Ended December 31,
	2006	2005	change
Net Sales	8,914,139	5,047,365	76.61
Cost of sales	2,386,996	1,290,686	84.94
Gross Profit	6,527,143	3,756,679	73.75
Gross Margin	73.22%	74.43%	-1.21
Operating Income	4,883,699	2,776,327	75.91
Net Income	4,029,553	2,352,996	71.25
Net profit margin	45.20%	46.61%	-1.42

Net sales

Net sales during 2006, which resulted entirely from sales of pneumatic material transport system workstations, were $8,914,139 for the year ended December 31, 2006, a 76.61% increase as compared to a net sales of $5,047,365 for the year ended December 31, 2005. In 2006, we sold 1,930 workstations, an increase of 74.66% as compared with 1,105 workstations sold in 2005.

The following table presents information about our sales for the periods indicated:

	Twelve Months Ended as of December 31,
	2006	2005	Change
Net sales	8,914,139	5,047,365	76.61

Gross Profit

Gross profit increased 73.75% to $6,527,143 for the fiscal year ended December 31, 2006, as compared to $ 3,756,679 for the fiscal year ended December 31, 2005. Gross profit margin fell 1.21% during the period, largely due to our efforts to develop new molds, from which the depreciation cost increased and caused our cost of sales to increase. Gross margin for our workstation sales is 73.22%.

The table below presents information about our gross profit for the periods indicated:

	Twelve Months Ended December 31,
	2006		2005
	US$	Gross profit margin	US$	Gross profit margin
Gross Profit	6,527,143	73.22%	3,756,679	74.43%

Income from Operations

Operating income increased 75.91% to $4,883,699 for the fiscal year ended December 31, 2006, as compared with $2,776,327 for the fiscal year ended December 31, 2005. As a percentage of net sales, operating income was approximately 54.79% for the fiscal year ended December 31, 2006, almost the same as 55% for the fiscal year ended December 31, 2005.

Cost of Sales

Cost of Sales increased to $2,386,996 for the fiscal year ended December 31, 2006, an 84.94% increase as compared to $1,290,686 for the fiscal year ended December 31, 2005. This increase is due primarily to our 2006 purchase of several new molds used in the production of our transport systems, which increased our depreciation costs. Our cost of sales consists primarily of direct materials cost, which increased 74%, direct labor cost, which increased 30%, and manufacturing cost, which increased 225% from 2005 to 2006.

The table below presents information about our cost of sales for the periods indicated:

	Twelve Months Ended December 31,
	2006	2005	Change
Cost of sales	2,386,996	1,290,686	84.94%

Operating Expenses

Operating expenses were $1,643,444 for the fiscal year ended December 31, 2006, an increase of 67.64% as compared to $980,352 for the fiscal year ended December 31, 2005. The increase was due to the fact that we greatly increased advertising expenditures and exhibition fees for the display of our products in 2006. Advertising costs increased to $92,307 in 2006 from $7,262 in 2005, and exhibition fees increased to $124,664 in 2006 from $6,117 in 2005.  The increase in our net sales outpaced the increase in our operating expenses, due to the fact that although our selling expenses increased greatly (241%), our general and administrative expenses increased much more modestly (54.32%).

The table below presents information about our selling expenses for the periods indicated:

	Twelve Months Ended December 31,
	2006	2005	change
Selling expenses	238,212	69,767	241.44%
General & Administrative Expenses	1,405,232	910,585	54.32%
Total operating expenses	1,643,444	980,352	67.64%

Net Income

Net income was $4,029,553 for the fiscal year ended December 31, 2006, an increase of 71.25% from $2,352,996 for the fiscal year ended December 31, 2005. This change is attributable to the increase in workstation sales described above. Our net profit margin fell slightly, to 45.20% from 46.61% during the same period, due to the increase in cost of sales described above.

Cash and Cash Equivalents

Cash and Cash Equivalents increased 47.19% to $1,749,048 for the fiscal year ended December 31, 2006, as compared to $1,188,325 for the fiscal year ended December 31, 2005, primarily as a result of cash received from the increased sales in 2006 described above.

Short term investment

On October 22, 2006, we invested in the Bank of Communication Growth Fund in the amount of $1,279,181. The market value of this investment has increased to $1,961,529 as of March 31, 2007. We will redeem this investment

Accounts Receivable

Accounts Receivable increased 72.17% to $1,467,963 as of December 31, 2006, as compared to $852,601 as of December 31, 2005. This increase in accounts receivable was primarily attributable to a substantial increase in workstation sales and deferred receipt of payments in 2006. As described in the Accounts Receivable section of quarterly results above, we plan to focus corporate resources on enhancing the cooperation of our marketing and sales department with our financial department in order to reduce the deferral of payments by our customers and reduce our accounts receivable.

Inventory

Inventory consists of raw materials and finished goods. As of December 31, 2006, our inventory had decreased 33.66% to $376,708 from $567,804 as of December 31, 2005. This decrease was due mainly to the rapid sales of our workstation products, which reduced the amount of raw materials in storage. In 2006, we sold 1,930 workstations, an increase of 74.66% as compared with 1,105 workstations in 2005, and raw materials dropped 65.57% from their levels of December 31, 2005. Because our management is aware that reduced raw materials in inventory may create a risk of material shortages, we maintain good working relationships with our suppliers to ensure the material supply when needed.

Prepaid expenses and other current assets

Prepaid expenses and other current assets were $733,566 as of December 31, 2006, as compared to $589,182 as of December 31, 2005, representing an increase of 24.51%. This increase was primarily due to the fact that increasing our stores of raw materials became prudent as we increased the scale of our manufacturing and as the levels of raw materials in our inventory fell.

Accounts payable

Accounts payable was $57,289 as of December 31, 2006, a decrease of 83.08% from $338,525 as of December 31, 2005. The decrease in accounts payable was due to our commitment to make timely payments of amounts due to suppliers in order to build positive working relationships with them, in order to guarantee the quality and amounts of raw materials we need.

Loans

Daqing Commercial Bank granted us a loan of $383,754 on April 28, 2006 for a term from April 28, 2006 to November 30, 2007 at an interest rate of 5.76% annually, secured by a mortgage of our company’s real property. On December 21, 2006, we made a scheduled payment of $191,877. The outstanding balance of the loan as of March 31, 2007 was $191,877.

Critical Accounting Policies

Management's discussion and analysis of the Company’s financial condition and results of operations is based upon Sunway’s consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Sunway’s financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Sunway believes that the following reflect the more critical accounting policies that currently affect Sunway’s financial condition and results of operations.

(A)  Method of Accounting

Sunway maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(B)  Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(C)  Economic and political risks

Sunway’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy. Sunway’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(D)  Intangibles

Intangibles are stated at cost less accumulated amortization. Amortization is provided over the respective useful lives, using the straight-line method. The most important intangibles of Sunway now are its land use rights, which are amortized over 46 years.

(E)  Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Items	Depreciation years
Buildings	20
Machinery and equipment	6
Software systems	3
Molds, Dies, & Casting	6
Office equipment and motor vehicles	10

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(F)  Accounting for Software Systems

Sunway adopts FASB No. 86 for accounting of software systems, in that all expenditures incurred from start-up to completion of feasibility are expensed; development costs, after the feasibility study through system completion, are capitalized, and are depreciated over a useful life of three years. Expenditures incurred after completion are expensed as repairs and maintenance.

(G)    Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

(H)  Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America.

(I)  Revenue recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists;

•	Delivery has occurred or services have been rendered, and;

•	The seller’s price to the buyer is fixed or determinable.

Contract revenues are recognized when the manufacturing and installation of the medical equipment is completed. Generally, the Company receives the total contract sum in 3 installments. A deposit of 30% is received from the customer when the contract is signed. A second payment of 30% is received when the project is commenced. The remaining portion is received after the installation is completed within 4 months.

(J)  Income taxes

Sunway accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Sunway is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. However, the Company is a high technology company, and in accordance with the relevant regulations regarding the favorable tax treatment of high technology companies, the Company is entitled to a reduced tax rate of 15% as long as the company is located and registered in the high and advance technology development zone.

INFORMATION RELATING TO ITEM 14 OF SCHEDULE 14A

As discussed on page 2 above, the Information Statement is being undertaken in connection with a reverse merger and private financing transaction that occurred on June 6, 2007. In the reverse merger, the Company acquired all of the issued and outstanding capital stock of WTL. WTL owns all of the stock of SWT, which controls Sunway by contractual arrangement as if Sunway were a wholly owned subsidiary of SWT.

The principal executive offices of the Company, WTL, SWT, and Sunway are all located at Daqing Hi-Tech Industry Development Zone, Daqing, Heilongjiang, Post Code 163316, People’s Republic of China, and their phone number is (86) 459-604-6043.

The Company, WTL, and SWT are all holding companies, engaged in management and financing activities relating to Sunway. Sunway is in the business of designing, manufacturing and selling logistic transport systems and medicine dispensing systems and equipment. For additional information on the Sunway’s business, see our explanation above in our Introduction section to this Information Statement on page 2.

THE REVERSE MERGER

The following represents a summary term sheet setting forth the principal terms of the reverse merger.

(For more information about the Reverse Merger and related documents, please see page 70 of this Information Statement)

Consideration for purchase of 100% of outstanding WTL stock:	210,886 Series A convertible preferred stock

Conversion ratio
Series A convertible preferred stock is convertible into a total of 12,653,160 common stock shares, whereby 1 share of Series A convertible preferred stock is convertible into 60 shares of common stock upon consummation of the reverse split

Conversion date	Automatic upon completion of 86.3505-for-one reverse stock split

Outstanding Shares of Common Stock:	19,207,455

Common Stock to be Outstanding after Conversion of Series A Convertible Preferred Stock:	31,860,615

The following table summarizes the earnings targets stipulated in the Share Exchange Agreement and the additional shares we will be required to issue if such targets are met:

If Net Income for the Year Ended December 31, 2007 is		And Earnings per Share for the Year Ended	(1) Additional Series A Preferred Shares to be
Greater Than or Equal to ≥	But Less Than <	December 31, 2007 is Greater Than or Equal to ≥	Delivered Will Be Equal to =
$7,000,000	$8,000,000	$0.37	50,000
$8,000,000	$9,000000	$0.42	100,000
$9,000,000		$0.48	166,667

(1) If, as of December 31, 2007, the Series A Preferred has already been converted into our common stock, then for every share of Series A Preferred that we would otherwise have delivered to Rise Elite, we will deliver to Rise Elite 60 shares of our common stock.

THE PRIVATE OFFERING

The following represents a summary term sheet setting forth the principal terms of the private offering.

(For more information about the Private Placement and related documents, please see page 71 of this Information Statement)

Consideration for $6.7 million	165,432 Series B Preferred Stock

Conversion ratio for Common Stock Offered:
The selling shareholders are offering a total of 4,962,960 shares of common stock which are issuable upon the conversion of our Series B Preferred, where 1 share of Series B is convertible into 30 shares of common stock.

Conversion date	At option of holder upon completion of 86.3505-for-one reverse stock split

Date upon which underlying common shares are registered on NASDAQ or American Stock Exchange	December 31, 2008

Outstanding Shares of Common Stock:	19,207,455

Common Stock to be Outstanding after Conversion of Series B Preferred Stock:	24,170,415

Summary of Warrants Issued in Conjunction with Private Offering

The following table represents a summary of the number of shares underlying the Series A, B, J, C and D warrants issued in conjunction with the private offering:

Series	Underlying No. of Shares(2)	Exercise Price	Expiration Date
A	4,962,963	$1.76	June 5, 2012
B	2,481,481	$2.30	June 5, 2012
J	4,496,644	$1.49	June 5, 2008
C (1)	4,962,963	$1.94	June 5, 2012
D (1)	2,248,322	$2.53	June 5, 2012

(1)	The Series C and D warrants are exercisable only upon the exercise of the Series J warrants.

(2)
Represents total amount of shares that may be issued as a result of exercise of the warrants. Pursuant to the terms of the Series A, B, J, C and D warrants, however, Vision and Columbia are contractually prohibited from exercising the Series A, B, J, C and D warrants if the number of shares of our common stock to be issued pursuant to such exercise would cause Vision or Columbia to hold in excess of 9.9% of our then issued and outstanding shares of common stock. Vision and Columbia are permitted to waive such restrictions on exercise upon providing us sixty-one (61) days notice.

SUMMARY OF THE MATERIAL FEATURES OF THE REVERSE MERGER
Prior to June 6, 2007, we were a shell company, or a company with only nominal operations and assets. On June 6, 2007, we consummated (i) a reverse merger transaction, in which we acquired control over an operating company in the People’s Republic of China (“PRC”) and (ii) a private sale of our restricted stock, in which we received an aggregate of $6.7 million of financing. Through these transactions, we ceased to be a shell company and, through our subsidiaries, entered into the business of manufacturing and selling logistic transport systems and medicine dispensing and system in the PRC. The details of the transactions, and the agreements through which they were carried out, are described below.

Share Exchange Agreement

On June 6, 2007, we acquired WTL through a share exchange transaction with WTL and Rise Elite International Limited, a company incorporated under the laws of the British Virgin Islands (“Rise Elite”) and the owner of 100% of the outstanding voting stock of WTL (such shares, the “WTL Shares”; such transaction, the “Share Exchange”). In the Share Exchange, we received the WTL Shares from Rise Elite, and in exchange we issued and delivered to Rise Elite 210,886 shares of our newly-designated Series A convertible preferred stock (our “Series A Preferred”) each share of which is convertible into 60 shares of our common stock upon the consummation of the reverse stock split described below. The Share Exchange was effected pursuant to the terms of an agreement among the Company, WTL and Rise Elite executed on the date of the Share Exchange (the “Share Exchange Agreement”).

As a result of the consummation of the Share Exchange Agreement, (i) the Company ceased to be a shell company as that term is defined in Rule 12b-2 under the Exchange Act, (ii) WTL is now a wholly-owned subsidiary of the Company, and (iii) through its newly-acquired subsidiary WTL, the Company now indirectly controls the business of Sunway.

In connection with the Share Exchange Agreement, the Company will issue additional shares of Series A Preferred to Rise Elite as a purchase price adjustment in the event that the Company meets certain earnings targets in the fiscal year ending December 31, 2007, as follows. If (i) our net income in 2007 is at least $7 million but less than $8 million and (ii) our earnings in 2007 are at least $0.37 per share, then we will deliver to Rise Elite 50,000 shares of our Series A Preferred in addition to the 210,886 shares already delivered. If (i) our net income in 2007 is at least $8 million but less than $9 million and (ii) our earnings in 2007 are at least $0.42 per share, then we will deliver to Rise Elite 100,000 shares of our Series A Preferred in addition to the 210,886 shares already delivered. If (i) our net income in 2007 is at least $9 million and (ii) our earnings in 2007 are at least $0.48 per share, then we will deliver to Rise Elite 166,667 shares of our Series A Preferred in addition to the 210,886 shares already delivered. In each case, if at the end of 2007 the Series A Preferred has already been converted into our common stock (as described below), then for every share of Series A Preferred that we would otherwise have delivered to Rise Elite, we will deliver to Rise Elite 60 shares of our common stock.

Series A Convertible Preferred Stock (“Series A Preferred”)

Each share of our Series A Preferred will be automatically converted into 60 shares of our common stock upon the completion of a planned 86.3505-for-one reverse stock split (the “Reverse Split”), which will occur when we file with the Secretary of State of the State of Nevada an amendment to our Articles of Incorporation effecting the Reverse Split. In case any party becomes entitled, under the terms of any of the agreements described in this Information Statement, to receive shares of Series A Preferred after the Reverse Split, that party will receive 60 shares of our common stock for every share of Series A Preferred that it would otherwise have received.

Each share of our Series A Preferred has the right to 60 votes and may vote together with our common shares on all matters upon which stockholders are entitled to vote (except to the extent a class vote is required under Nevada law); has rights to receive dividends and to receive liquidation distributions similar to those of our common stock; and has rights to adjustment of the number and amount of dividends and distributions it is to receive, in order to preserve these rights in case of a merger or other change of control of the Company. These and all other details of our Series A Preferred are set forth in a Certificate of Designations, which we filed with the Secretary of State of the State of Nevada on May 31 and corrected on June 1, 2007, and which forms a part of our Articles of Incorporation.

Series B Convertible Preferred Stock Purchase Agreement (the “Preferred B Agreement”) and Series B Preferred Convertible Stock

Under the Preferred B Agreement, on June 6, 2007, for a total purchase price of $6.7 million, we sold to Vision Opportunity Master Fund, Ltd. (“Vision”) and Columbia China Capital Group, Inc. (“Columbia”) a total of 165,432 shares of our newly-designated Series B Convertible Preferred Stock (our “Series B Preferred”). Subject to certain restrictions, each share of Series B Preferred is convertible, at the option of the holder, into 30 shares of our common stock at any time after the Reverse Split. In total, the Series B preferred are convertible into 4,962,963 shares of our common stock and will represent, when fully converted, approximately 26.3% of the Company's outstanding common stock at that time after giving effect to the Reverse Split.

The holders of Series B Preferred are not entitled to any voting rights other than those as required under Nevada law. However, the approval of the holders of at least 75% of the then outstanding shares of Series B, voting as a separate class, is required for us to (a) authorize, issue or create any new class or series of shares having rights, preferences or privileges equal or senior to the Series B Preferred, (b) adversely alter or change the rights, preferences, designations or privileges of the Series B Preferred, (c) amend the Company’s Articles of Incorporation or By-laws in a manner that adversely affects the rights, preferences, designations or privileges of the holders of the Series B Preferred; (d) increase or decrease the authorized number of shares of preferred stock of the Company or otherwise reclassify the Company's outstanding securities; (e) except for certain de minimus repurchases, redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of preferred stock (other than Series A Preferred and Series B Preferred) or Common Stock; or (f) voluntarily file for bankruptcy, liquidate the Company’s assets or make an assignment for the benefit of the Company’s creditors.

The Series B Preferred have liquidation rights senior to those of our common stock and our Series A Preferred. In the event of a liquidation of the Company, holders of Series B Preferred are entitled to receive a distribution equal to $40.50 per share of Series B before holders of our common stock and our Series A preferred receive any distribution. The rights, limitations, and other terms of the Series B Preferred are set forth in a Certificate of Designations, which we filed with the Nevada Secretary of State on May 31, 2007, and corrected on June 1 and June 4, 2007, and which forms part of our Articles of Incorporation. The Certificate of Designations for the Series B Preferred is attached to this report as Exhibit 3.5.

The Preferred B Agreement also calls for us to obtain the listing of our common stock on the Nasdaq market or the American Stock Exchange by December 31, 2008. If we fail to obtain this listing by that time, Rise Elite will be required to transfer a total of one million shares of our common stock to the holders of the Series B Preferred as a penalty (the “Listing Penalty Shares”).

Warrants

Also under the Preferred B Agreement, the Company issued to Vision and Columbia, for no additional consideration,  five series of warrants, Series A, B, J, C and D, to purchase an aggregate of 4,962,963, 2,481,481, 4,496,644, 4,962,963 and 2,248,322 shares of the Company's common stock, respectively. Each of the Series A, B, C and D warrants will expire on June 5, 2012. The Series J warrants will expire on June 5, 2008. The Series C and D warrants are exercisable only upon the exercise of the Series J warrants. The warrant exercise prices are: $1.76 (Series A), $2.30 (Series B), $1.49 (Series J), $1.94 (Series C) and $2.53 (Series D).

Also under the Preferred B Agreement, we agreed to enter into a Registration Rights Agreement, which is described below.

Shell Purchase Agreement

On June 5, 2007, we entered into a securities purchase agreement (the “Shell Purchase Agreement”) with Vision, Rise Elite, our then-current directors Richard Astrom and Christopher Astrom, and the holders of outstanding convertible debentures of the Company described below, under which Rise Elite and Vision together paid a total of $675,000 in cash, and in exchange (i) Rise Elite acquired the right to nominate all members of our Board of Directors, (ii) Vision acquired the outstanding convertible debentures of the Company, payable by us in the amount of $199,202, from its holders (the “Shell Purchase”) and the holders of the Company’s outstanding Series A Common Stock agreed to return it to the Company to be cancelled. The Shell Purchase closed on June 6, 2007. A copy of the Shell Purchase Agreement is attached as 10.2 to this Information Statement.

Prior to June 1, 2007, we had two officers and directors: Richard Astrom, who served as Director, President and Chief Executive Officer, and Christopher Astrom, who served as Director, Vice President, Secretary and Chief Financial Officer. Under the terms of the Shell Purchase Agreement, we agreed to appoint Rise Elite’s appointees to our board of directors, and our then-current directors agreed to resign their positions as directors and officers. On June 1, 2007, (i) both Richard Astrom and Christopher Astrom resigned from all officer positions with the Company effective immediately, (ii) Christopher Astrom resigned from our board of directors effective immediately, and (iii) Richard Astrom resigned from our board of directors effective ten days after the filing and dissemination of an information statement on Schedule 14f-1 regarding the change of directors, which we filed with the SEC on June 4 and disseminated to our shareholders on June 8, 2007. At the same time as those resignations, (i) Mr. Liu Bo, an appointee of Rise Elite, was appointed to our board of directors and made President and Chief Executive Officer of the Company effective immediately, (ii) Mr. David Wang, an appointee of Rise Elite, was made Secretary and Chief Financial Officer of the Company effective immediately, and (iii) Mr. Liang Deli, an appointee of Rise Elite, was appointed to our board of directors effective upon the effectiveness of the resignation from the board of directors of Richard Astrom.

Rise Elite’s appointees to our board of directors and to officer positions, Liu Bo, David Wang and Liang Deli, serve as officers and directors of Rise Elite, as well as of WTL and Sunway.

Securities Escrow Agreement

Under the terms of a securities escrow agreement that we entered into with Vision, Rise Elite, and Loeb & Loeb LLP, as escrow agent, simultaneous with the Share Exchange Agreement, Rise Elite agreed to initially have 99,383 of the 210,886 shares of Series A Preferred issued to it under the Share Exchange Agreement initially held in escrow, which shares it will either receive or forfeit to the holders of the Series B Preferred depending on the financial performance of the Company in 2007 and 2008, as set forth below.

The earnings thresholds are, for 2007, earnings per share of $0.32 and net income of $6 million, and for 2008, earnings per share of $0.48 and net income of $9 million.

If the Company’s earnings per share for 2007 are less than 50% of the 2007 performance threshold, then 62,037 of the escrow shares (the “2007 Escrow Shares”) will be forfeited to the holders of the Series B Preferred. If the Company’s earnings per share for 2007 are at least 50% but less than 95% of the 2007 threshold, then Rise Elite will forfeit to the holders of Series B Preferred the number of 2007 Escrow Shares multiplied by the percentage by which the 2007 performance threshold was not achieved and multiplied by 150%.

 If the Company’s earnings per share for 2008 are less than 50% of the 2008 threshold, then up to 82,716 of the remaining escrow shares (the “2008 Escrow Shares”) will be forfeited to the holders of the Series B Preferred. If the Company’s earnings per share for 2008 are at least 50% but less than 95% of the 2008 threshold, then Rise Elite will forfeit to the holders of Series B Preferred the number of 2008 Escrow Shares multiplied by the percentage by which the 2008 performance threshold was not achieved and multiplied by 150%.

Additionally under the Securities Escrow Agreement, if the Company fails to list and trade its shares of Common Stock on the Nasdaq Capital Market or the Nasdaq Global Market or any successor market thereto by December 31, 2008, Rise Elite will forfeit 16,667 of the escrowed shares to the holders of the Series B Preferred.

Registration Rights Agreement

On June 5, 2007, pursuant to the Preferred B Agreement, we entered into a Registration Rights Agreement with Vision and Columbia, under which we agreed to file with the SEC and maintain the effectiveness of a registration statement, on Form SB-2, for our common shares issued upon conversion of our Series B Preferred. The deadline for filing the registration statement is 30 days after the closing of the private financing, or approximately July 6, 2007. The deadline for obtaining the effectiveness of the registration statement is either (i) 120 days after the filing deadline, or (ii) if the SEC performs a full review of the registration statement, 150 days after the filing deadline, or (iii) if the SEC provides comments solely on the basis of Rule 415 under the Securities Act, 180 days after the filing deadline. The agreement calls for us to maintain the effectiveness of the registration statement until either all shares registered under it have been sold or all shares registered under it may be sold without restrictions under Rule 144 under the Securities Act.

The registration rights agreement also calls for us to file with the SEC and maintain the effectiveness of registration statements on Form SB-2 for (i) our common stock to be issued upon exercise of our Series A, B, J, C and D warrants, (ii) our common stock to be issued upon conversion of the Series A Preferred that may be released to the holders of Series B Preferred under the Securities Escrow Agreement, and (iii) the Listing Penalty Shares described in the description of the Preferred B Agreement above. If we are unable to register all of the agreed common shares under registration statements based on the limitations of Rule 415 under the Securities Act, the agreement provides that we will use our best efforts to obtain the registration of the additional shares when we are able to do so. If we do not obtain and maintain the effectiveness of the registration statements for reasons other than the limitations of Rule 415, or if our common stock is de-listed from the National Association of Securities Dealers’ over-the-counter Bulletin Board, then under the terms of the agreement we are required to pay to the holders of Series B Preferred an amount equal to one percent of their initial investment in the Series B Preferred, or approximately $67,000, each month until effectiveness is obtained or listing is restored, with a cap of ten percent of their initial investment, or approximately $670,000.

Lock-Up Agreement

On June 5, 2007, we entered into an agreement with Rise Elite under which, in partial consideration for our entering into the Share Exchange Agreement, Rise Elite agreed that (i) it will not sell or transfer any shares of our common stock, Preferred Series A or Preferred Series B until at least 18 months after the effective date of the initial registration statement to be filed to register shares of our common stock issuable upon conversion of the Series B Preferred, and (ii) it will not sell or transfer more than one-twelfth of its total holdings of our common stock, Preferred Series A or Preferred Series B during any one month until at least 24 months after the effective date of the Registration Statement.

Placement Agent Engagement Agreement

On September 1, 2006, Sunway entered into an agreement with Kuhns Brothers, Inc., under which, in exchange for compensation described below, Kuhns Brothers agreed to provide financial advisory and other services to Sunway, including assistance in identifying a shell company that was an appropriate target for a reverse merger transaction through which Sunway could become a public company. Pursuant to that agreement, Kuhns Brothers worked to identify the Company (before the transactions discussed in this report) as an appropriate shell-company target for a reverse merger for Sunway and to facilitate the reverse merger and private financing transactions described in this report. The compensation to Kuhns Brothers under the terms of the agreement consists of the following: (i) a signing fee of $50,000 payable by Sunway within 30 days of the signing of the agreement; (ii) a documentation fee of $35,000, payable by Sunway, relating to the preparation by Kuhns Brothers of informational materials relating to Sunway; (iii) a shell purchase fee of $120,000 payable by the Company, upon the closing of the Shell Purchase, from the proceeds of the private financing; (iv) a financing fee, payable upon the closing of the private financing, equal to 10% of the amount of the financing, or $670,000, plus warrants to purchase 496,296 shares of common stock of the Company at $1.62 per share, or 120% of the effective purchase price per common share of the private financing; (v) a financing fee equal to 10% of the proceeds to the Company of each exercise of warrants by any holder of the Company’s warrants, payable upon exercise of those warrants; (vi) a merger and acquisition fee for subsequent merger or acquisition activity assisted by Kuhns Brothers; (vi) additional fees for any other merger or acquisition equal to 5% of the first five million dollars in value of the acquisition, and 4%, 3%, 2% and 1%, respectively, of the next four successive five-million dollar increments of value of the acquisition; (vii) a fee of $10,000 per month from the September 2006 signing of the engagement agreement until the closing of the private financing; and (viii) a fee of $10,000 per month for 24 months after the closing of the private financing. In addition to these fees, Sunway is subject to penalties in the event that during the first two years after the closing of the private financing, they use the services of any private placement agent or similar entity other than Kuhns Brothers to complete additional financing.

Under the engagement agreement, Kuhns Brothers has the right, in its discretion, either to name a representative to the board of directors of Sunway or to name an observer with rights to observe meetings of and receive information relating to meetings of the board of directors of Sunway. As of the date of this report, Kuhns Brothers has not exercised either of these rights. Aside from the relationship described above, there is no relationship between Kuhns Brothers and its affiliates, on the one hand, and the Company and its affiliates on the other.

PRC Restructuring Arrangements

Immediately following, and on the same date as, the above transactions, SWT executed a series of agreements with Sunway, as a result of which SWT acquired control over Sunway’s business, personnel and finances as if it were a wholly owned subsidiary of SWT (collectively, the "Restructuring Agreements"). The reasons that SWT used the Restructuring Agreements to acquire control of Sunway, instead of using a complete acquisition of Sunway's assets or equity to make Sunway a wholly-owned subsidiary of SWT, are that (i) new PRC laws governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisitions uncertain and (ii) other than by share exchange, PRC law requires that Sunway be acquired for cash and WTL was not able to raise sufficient financing at a valuation acceptable to it to pay the full appraised value for Sunway’s assets or shares as required under PRC law.

Certain of the transactions contemplated by the Restructuring Agreements are in the process of being completed: (i) SWT must complete a PRC registered capital verification process, (ii) after such capital verification process, SWT must transmit to Sunway the full purchase price for the intellectual property to be purchased by it and the principal amount of a loan made under the Restructuring Agreements, (iii) SWT must apply for, and obtain the approval of the trademark office, patent office and copyright office for, the transfer of intellectual property to it from Sunway, and (iv) SWT must obtain a new business license from the PRC State Administration for Industry and Commerce in Daqing, PRC to reflect SWT's status as an operating company. We anticipate that the capital verification process will be completed within approximately 15 days. Because the intellectual property transfer involves the approval of PRC governmental entities, we cannot say with certainty when they will be completed; however, we believe that the patent and copyright portions of the intellectual property transfer are likely to be concluded within approximately three months, and the trademark portion of the intellectual property transfer is likely to be concluded within one year, after the date of this report. SWT currently has a temporary business license, issued by the PRC State Administration for Industry and Commerce in Daqing, to conduct operations in the PRC. If the capital verification process is not completed within three months from the issuance of that license, approximately one month from the date of this report, the temporary business license could be cancelled.

The following is a summary of the material terms of each, the English translations of each of the Restructuring Agreements are annexed as an exhibit to this Information Statement. The transactions contemplated under the Restructuring Agreements are hereinafter collectively referred to as the PRC restructuring transactions.

Consignment Agreements and Consignment Transfer Agreement

Each of Sunway’s six shareholders, together holding 100% of Sunway’s equity interests (collectively, the “Sunway Shareholders”), entered into a Consignment Agreement with Rise Elite (each a “Consignment Agreement” and collectively, the “Consignment Agreements”). Pursuant to these agreements, each such Sunway Shareholder consigned all its rights and interests as a shareholder of Sunway to SWT, including without limitation, its rights to elect directors and officers, obtain information about Sunway, dispose of the consigned equity interests and other shareholder rights and interests. These agreements will remain effective until SWT or its designees have acquired 100% of the equity interest of Sunway or substantially all assets of Sunway. Prior to the termination of the Consignment Agreements, the Sunway Shareholders are prohibited from disposing, encumbering, consigning or restructuring the consigned interests without the prior written consent of SWT. Pursuant to a Consignment Transfer Agreement dated the same date, Rise Elite transferred all its rights and interests under the Consignment Agreements to WTL.

The Consignment Agreements and Consignment Transfer Agreement is attached to this Information Statement as Exhibit ___.

Exclusive Purchase Option Agreement

Under the Exclusive Purchase Option Agreement, the Sunway Shareholders granted WTL an exclusive option to purchase all or part of the Shareholders’ equity interest in Sunway and Sunway granted WTL an exclusive option to purchase all Sunway’s assets, when and as permitted under PRC laws and regulations. The agreement provides that, unless otherwise required under PRC laws and regulations, the consideration for the equity transfer or the asset transfer under the agreement will be the lowest price permitted under the PRC laws and regulations.

Prior to the termination of the Exclusive Purchase Option Agreement, without the prior written consent of SWT, Sunway is restricted from, among other things, (i) supplementing or amending its articles of association or rules of the company in any manner, and changing its registered capital or shareholding structure in any manner, (ii) transferring, mortgaging or otherwise disposing of the lawful rights and interests to and in its assets or income, or encumbering its assets and income in any way that would affect SWT’s security interest, (iii) incurring, assuming or guaranteeing any debts except those that are incurred during its normal business operation or agreed to by SWT in advance, (iv) entering into any material contract (exceeding RMB5,000,000 in value), unless it is necessary for the company’s normal business operation; (v) providing any loan or guarantee to any third party; (vi) acquiring or consolidating with any third party, or investing in any third party; (vii) distributing any dividends to the shareholders in any manner, and, at SWT’s request, shall promptly distribute all distributable dividends to the Sunway Shareholders (collectively, the “restrictive provisions”). These agreements will remain effective until SWT or its designees have acquired 100% of the equity interests of Sunway or substantially all assets of Sunway.

Intellectual Property Transfer Agreement

Under the Intellectual Property Transfer Agreement, Sunway agreed to transfer to SWT all of its 13 patents, two trademarks, one registered software program and other intellectual property rights, and all rights, titles, related interests thereto, including all technical instructions, drawings, designs, and other documentation (collectively, the “Transferred IP”) for a purchase price of 5,000,000 yuan (or approximately $654,108, which is subject to a purchase price adjustment based on the minimum appraised value on IP rights allowed under PRC laws and regulations for such transfer.

Intellectual Property Licensing Agreement

Under the Intellectual Property Licensing Agreement, SWT agreed to grant an exclusive license to Sunway, for a term of 5 years, to use the Transferred IP for an annual licensing fee equal to 5% of Sunway’s revenue of that year.

Consigned Management Agreement

Pursuant to this consigned management agreement between SWT, Sunway and the shareholders of Sunway (the "Consigned Management Agreement"), SWT and its shareholders agreed to entrust the business operations of Sunway and its management to SWT until SWT acquires all of the assets or equity of Sunway (as more fully described in the Exclusive Purchase Option Agreement description above). Under the Consigned Management Agreement, SWT will provide financial, technical and human resources management services to Sunway which will enable SWT to control Sunway's operations, assets and cash flow. In turn, it will be entitled to 3% of Sunway’s revenue on a yearly basis.

Loan Agreement

Under the Loan Agreement, SWT agreed to provide a loan to Sunway in the principal amount of 40,400,000 yuan (or approximately $5,298,152) to Sunway to be used as working capital for its business operations. Repayment should be made in its entirety or in part, at SWT’s option and upon 10 days written notice, either (i) in cash, or (ii) by a transfer of equity interests of Sunway or all its assets (at the minimum price allowed under PRC law with any excess over such price continued to be subject to repayment obligation under the Loan Agreement). The Loan Agreement also provides restrictive provisions substantially similar to those provided under the Exclusive Purchase Option Agreement as described above under “Exclusive Purchase Option Agreement” in this Section. The source of funds for SWT to make payment under the Intellectual Property Transfer Agreement and to fund the Loan Agreement is the proceeds of the private placement offering described above.

Equipment Lease Agreement

Under the Equipment Lease Agreement, SWT agreed to lease all its equipment to be purchased using the proceeds from the private financing to Sunway in exchange for an annual rental fee equal to 28% of its annual revenue.

Reasons for Engaging in the Reverse Merger

We engaged in the Reverse Merger in order to acquire an operating company and acquire financing for its operations, to cease being a shell company, and to thereby provide value to our shareholders.

Explanation of Material Differences in Rights of Security Holders of the Company as a Result of Reverse Merger

The rights of our common stockholders have been affected by the issuance of our Series B Preferred stock in the Reverse Merger. Specifically, holders of our Series B Preferred have rights to receive a distribution upon a liquidation of the Company that are senior to the rights of our common stockholders. In case of a liquidation of the Company, holders of our Series B Preferred are entitled to receive a liquidation distribution of $40.50 per share before our common stockholders receive any distribution at all. Our Series B Preferred was initially sold on June 6, 2007. For more information about our Series B Preferred, please see our description of the reverse merger and private financing transaction above.

Brief Statement as to Accounting Treatment of Reverse Merger

For accounting purposes, the reverse merger is considered to be a recapitalization of National Realty and Mortgage Inc.

Federal Income Tax Consequences of Reverse Merger

See “Federal Income Tax Consequences” on page 4 of this information statement.

Description of Securities under Item 202 of Reg S-B

Our authorized capital stock consists of (i) 101,000,000 shares of common stock, par value $0. 000000 1 per share, of which there are 19,207,455 shares issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”). Our Preferred Stock consists of (i) Series A convertible preferred stock, of which 400,000 shares have been authorized and 228,530 shares are issued and outstanding; and (ii) Series B convertible preferred stock, of which 400,000 shares have been authorized and 165,432 shares are issued and outstanding.

All shares of common stock have one vote per share on all matters including election of directors, without provision for cumulative voting. The Common Stock is not redeemable and has no conversion or preemptive rights. The common stock currently outstanding is validly issued, fully paid and non-assessable. In the event of liquidation of the company, the holders of common stock will share equally in any balance of the company's assets available for distribution to them after satisfaction of creditors and preferred shareholders, if any. The holders of Common Stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if, declared by the board of directors from funds legally available.

For a more detailed description of our preferred stock and warrants, please see our discussion of the reverse merger and private financing transaction above. In addition to the 101,000,000 shares of common stock, we are authorized to issue 1,000,000 shares of preferred stock, with a par value of $0.001 per share. Shares of the preferred stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the board of directors prior to the issuance any shares thereof.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED ON

Share Exchange Agreement

On June 6, 2007, we acquired WTL through a share exchange transaction with WTL and Rise Elite, the owner of 100% of the outstanding voting stock of WTL. Our new President and Chief Executive Officer, Mr. Liu Bo and our new director, Mr. Liang Deli hold 70.39% and 7.66% ownership interests, respectively, in Rise Elite. As part of the reverse merger transaction, Rise Elite and the Company consummated a share exchange transaction on June 5, 2007, in which Rise Elite exchanged all its ownership interest in SWT for 210,886 shares of our Series A Preferred pursuant to the Share Exchange Agreement. In addition, up to 166,667 shares of Series A Preferred will be issued to Rise Elite if the Company meets certain earnings targets in 2007. As a result of the transactions described in this report, Vision owns 97% of our Series B Preferred and 66.3% of our common stock.

  Securities Escrow Agreement

Based on their ownership of shares of Rise Elite, Liang Deli and Liu Bo also had interests in the arrangement under the Securities Escrow Agreement, in which Rise Elite will either forfeit or take delivery of a number of shares of Series A Preferred based on whether the Company meets performance targets for 2007 and 2008.

Shell Purchase Agreement

Liu Bo, Liang Deli, and David Wang, our new Secretary and Chief Financial Officer, are officers and directors of Rise Elite. Each of them had an interest in the shell purchase transaction because in that transaction, Rise Elite, and indirectly its directors and officers, acquired the right to determine all of our directors.

Also under the Shell Purchase Agreement, Vision purchased, for $199,202 in cash, an outstanding debenture, payable by the Company in the amount of $199,202 with payment due in 2003, from its three holders, Sea Lion Investors LLC, Myrtle Holdings LLC, and Equity Planners LLC. The debenture was converted into 12,734,689 shares of our Common Stock at the closing of the private financing transaction. This conversion made Vision the holder of 66.3% of our Common Stock.

Series B Purchase Agreement

Under the Series B Purchase Agreement, Vision purchased 160,494 shares of our newly-issued Series B Preferred for $6.5 million, making Vision the holder of 97% of that class of stock.

Lock-Up Agreement

Under a Lock-Up Agreement dated June 5, 2007 by and between the Company and Rise Elite, Rise Elite agreed that it will not sell or transfer any shares of our common stock, Preferred Series A or Preferred Series B until at least 18 months after the effective date of the initial registration statement to register the shares of our common stock issuable upon conversion of our Series B Preferred, and it will not sell or transfer more than one-twelfth of its total holdings of our common stock, Preferred Series A or Preferred Series B during any one month until at least 24 months after the effective date of the registration statement.

Other

Vision received 7,990 of the shares of Series A Preferred to which Kuhns Brothers was entitled under the Placement Agent Engagement Agreement. Kuhns Brothers was engaged by us to provide financial advisory and other services to Sunway, including assistance in identifying a shell company that was an appropriate target for a reverse merger transaction through which Sunway could become a public company. Kuhns Brothers assigned these shares to Vision as an incentive to Vision to serve as lead investor in the private financing transaction. These shares represent 3.5% of our Series A Preferred. Vision is also a party to the Registration Rights Agreement described in the Selling Stockholder section of this Prospectus.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Amendment to the Majority Shareholders.

By order of the Board of Directors
December , 2007

Bo Liu President and Chief Executive Officer